SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)
     (2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            HEALTHSOUTH CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)



Payment of Filing Fee (Check appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

      --------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined

      --------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------

(5) Total fee paid:

      --------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

      --------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement No.:

      --------------------------------------------------------------------
(3)  Filing Party:

      --------------------------------------------------------------------
(4)  Date Filed

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

                                PRELIMINARY COPY

PROXY                       HEALTHSOUTH Corporation

                  ANNUAL MEETING OF STOCKHOLDERS -- May 1, 1997

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS


         The undersigned hereby appoints RICHARD M. SCRUSHY and AARON BEAM, JR. or ____________________________________, and each of them, with several powers of substitution, proxies to vote the shares of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation which the undersigned could vote if personally present at the Annual Meeting of Stockholders of HEALTHSOUTH Corporation to be held at One HealthSouth Parkway, Birmingham, Alabama 35243, on Thursday, May 1, 1997, at 2:00 p.m., C.D.T., and any adjournment thereof:

         1.       ELECTION OF DIRECTORS



[  ] FOR all nominees listed below            [  ] WITHHOLD AUTHORITY to vote
     (except as marked to the contrary below)      for all nominees listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.


Richard M. Scrushy              C. Sage Givens                 Anthony J. Tanner
Phillip C. Watkins              Richard F. Celeste             Larry R. House
George H. Strong                Charles W. Newhall III         James P. Bennett
John S. Chamberlin              Aaron Beam, Jr.                P. Daryl Brown
Joel C. Gordon


         2.       APPROVAL OF THE 1997 STOCK OPTION PLAN


   FOR  [  ]                AGAINST  [  ]           ABSTAIN   [  ]


         3. In their discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the Annual Meeting or any adjournment thereof.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 ABOVE. Any stockholder who wishes to withhold the discretionary authority referred to in Item 3 above should mark a line through the entire Item.


DATED __________________, 1997    ______________________________________________
                                  Signature(s)

                                  ______________________________________________
                                  (Please sign exactly and as fully as your name appears on your stock certificate. If shares are held jointly, each stockholder should sign.)


         PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE ENCLOSED
                        ENVELOPE. NO POSTAGE IS REQUIRED.

                                PRELIMINARY COPY

                             HEALTHSOUTH Corporation

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                                                   April 1, 1997


         The Annual Meeting of Stockholders of HEALTHSOUTH Corporation (the "Company") will be held at One HealthSouth Parkway, Birmingham, Alabama, on Thursday, May 1, 1997, at 2:00 p.m., C.D.T., for the following purposes:

                  1. To elect thirteen Directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

                  3.       To approve the 1997 Stock Option Plan of the Company.

                  2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Stockholders of record at the close of business on March 27, 1997, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

         IF YOU CANNOT ATTEND THE ANNUAL MEETING IN PERSON, PLEASE DATE AND EXECUTE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO THE COMPANY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DESIRE TO DO SO, BUT ATTENDANCE AT THE ANNUAL MEETING DOES NOT OF ITSELF SERVE TO REVOKE YOUR PROXY.




                                                     ANTHONY J. TANNER
                                                     Secretary

                                PRELIMINARY COPY

                             HEALTHSOUTH Corporation


                                 PROXY STATEMENT


                                  INTRODUCTION


         This Proxy Statement is furnished to the holders of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation (the "Company") in connection with the solicitation of Proxies by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 1, 1997 or any adjournment thereof. A form of Proxy for use at the Annual Meeting is also enclosed. Any such Proxy may be revoked by a stockholder at any time before it is exercised by either giving written notice of such revocation to the Secretary of the Company or submitting a later-dated Proxy to the Company prior to the Annual Meeting. A stockholder attending the Annual Meeting may revoke his Proxy and vote in person if he desires to do so, but attendance at the Annual Meeting will not of itself revoke the Proxy.

         The  Company's   principal   executive   offices  are  located  at  One
HealthSouth Parkway, Birmingham, Alabama 35243. The Company's telephone number is (205) 967-7116.

         Proxy materials will be mailed to stockholders by the Management of the Company on or about April 1, 1997. The Company has retained Morrow & Co. to solicit proxies on its behalf and will pay Morrow & Co. a fee of $4,000 for those services. The Company will reimburse Morrow & Co. for out-of-pocket expenses incurred in connection with such solicitation. Additional solicitation may be made by mail, telephone or telegram by the officers or regular employees of the Company, who will receive no additional compensation therefor. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for the forwarding of proxy materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The entire expense of solicitation, including the cost of preparing, assembling and mailing the proxy materials, will be borne by the Company.

         The purposes of the Annual Meeting of Stockholders are to (a) elect a Board of Directors to serve until the next Annual Meeting of Stockholders and
(b) to approve the 1997 Stock Option Plan of the Company. The Company is not aware at this time of any other matters that will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters. Shares represented by executed and unrevoked Proxies will be voted in accordance with instructions contained therein or, in the absence of such instructions, in accordance with the recommendations of the Board of Directors. Abstentions and broker non-votes will not be counted for purposes of determining whether any given proposal has been approved by the stockholders of the Company. Accordingly, abstentions and broker non-votes will not affect the votes to be taken on the election of Directors or the approval of the 1997 Stock Option Plan, which require for approval the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting.

         As to all matters that may come before the Annual Meeting, each stockholder will be entitled to one vote for each share of Common Stock of the Company held by him at the close of business on March 27, 1997. The holders of a majority of the shares of Common Stock of the Company present in person or by proxy and entitled to vote will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. At March 27, 1997, the record date for the Annual Meeting, there were ____________ shares of Common Stock outstanding.


DISSENTERS' RIGHTS OF APPRAISAL

         There are no dissenters' rights of appraisal in connection with any vote of stockholders to be taken at the 1997 Annual Meeting of Stockholders.


PROPOSALS BY STOCKHOLDERS

         Any proposals by stockholders of the Company intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's Proxy Statement and form of Proxy by December 2, 1997.


                              ELECTION OF DIRECTORS


NOMINEES FOR DIRECTOR

         At the Annual Meeting, thirteen Directors are to be elected. The Bylaws of the Company permit the Board of Directors to determine the number of Directors of the Company. Unless other instructions are specified, the enclosed Proxy will be voted in favor of the persons named below to serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for the election of each Director. In the event any of the nominees shall be unable to serve as a Director, it is the intention of the persons designated as proxies to vote for substitutes selected by the Board of Directors. The Board of Directors of the Company has no reason to believe that any of the nominees named below will be unable to serve if elected.

         The following table sets forth certain information concerning the thirteen nominees for Director of the Company:

                                                            PRINCIPAL OCCUPATION
                                                              AND ALL POSITIONS                     A DIRECTOR
            NAME                      AGE                     WITH THE COMPANY                         SINCE
            ----                      ---                     ----------------                         -----

Richard M. Scrushy                    44                Chairman of the Board and                      1984
                                                       Chief Executive Officer and
                                                                Director

Phillip C. Watkins, M.D.              55             Physician, Birmingham, Alabama,                   1984
                                                              and Director

George H. Strong                      70          Private Investor, Locust, New Jersey,                1984
                                                              and Director

C. Sage Givens                        40                     General Partner,                          1985
                                                  Acacia Venture Partners, and Director

                                      - 2 -





Charles W. Newhall III                52                  Partner, New Enterprise                      1985
                                                      Associates Limited Partnerships,
                                                               and Director

Aaron Beam, Jr.                       53                Executive Vice President and                   1993
                                                           Chief Financial Officer
                                                                and Director

James P. Bennett                      39                President and Chief Operating                  1993
                                                            Officer and Director

Larry R. House                        53              Chairman of the Board, President                 1993
                                                         and Chief Executive Officer,
                                                       MedPartners, Inc., and Director

Anthony J. Tanner                     48                 Executive Vice President--                    1993
                                                        Administration and Secretary
                                                               and Director

John S. Chamberlin                    69                      Private Investor,                        1993
                                                            Princeton, New Jersey,
                                                                 and Director

Richard F. Celeste                    59         Managing Partner, Celeste and Sabaty, Ltd.            1991
                                                                 and Director

P. Daryl Brown                        42                   President-- HEALTHSOUTH                     1995
                                                       Outpatient Centers and Director

Joel C. Gordon                        68                Private Investor, Nashville,                   1996
                                                        Tennessee, Consultant to the
                                                            Company and Director


         Richard M. Scrushy, one of the Company's management founders, has served as Chairman of the Board and Chief Executive Officer of the Company since 1984, and also served as President of the Company from 1984 until March 1995. From 1979 to 1984, Mr. Scrushy was with Lifemark Corporation, a publicly-owned healthcare corporation, serving in various operational and management positions. Mr. Scrushy is also a Director of MedPartners, Inc., a publicly-traded physician practice management company, and Chairman of the Board of Capstone Capital, Inc., a publicly-traded real estate investment trust. He also serves on the Boards of Directors of several privately-held healthcare corporations.

         Phillip C. Watkins, M.D., FACC, is and has been for more than five years in the private practice of medicine in Birmingham, Alabama. A graduate of The Medical College of Alabama, Dr. Watkins is a Diplomate of the American Board of Internal Medicine. He is also a Fellow of the American College of Cardiology and the Subspecialty Board of Cardiovascular Disease.

         George H. Strong retired as Senior Vice President and Chief Financial Officer of Universal Health Services, Inc. in December 1984, a position he held for more than six years. Mr. Strong is a private investor and continued to act as a Director of Universal Health Services, Inc., a publicly-traded hospital management corporation, until 1993. Mr. Strong is also a Director of Core Funds, a public mutual fund group, Integrated Health Services, Inc., a publicly-traded healthcare corporation, and AmeriSource, Inc., a large drug wholesaler.

         C. Sage Givens is a general partner of Acacia Venture Partners, a private venture capital fund capitalized at $66,000,000. From 1983 to June 30, 1995, Ms. Givens was a general partner of First Century Partners, a private venture capital fund capitalized to $100,000,000. Ms. Givens managed the fund's healthcare investments. Ms. Givens serves on the Boards of Directors of PhyCor, Inc. and UroHealth Systems, Inc., both publicly-traded healthcare corporations, and several privately-held healthcare companies.

         Charles W. Newhall III is a general partner and founder of New Enterprise Associates Limited Partnerships, Baltimore, Maryland, where he has been engaged in the venture capital business since 1978. Mr. Newhall is also a Director of Integrated Health Services, Inc., MedPartners, Inc. and Opta Food Ingredients, Inc., all of which are publicly-traded corporations.

         Aaron Beam, Jr., C.P.A., a management founder, serves as Executive Vice President and Chief Financial Officer of the Company and was elected a Director in February 1993. From 1980 to 1984, Mr. Beam was employed by Lifemark Corporation in several financial and operational management positions for the Shared Services Division, including division controller. Mr. Beam is a director of Ramsey Healthcare, Inc., a publicly-traded healthcare corporation.

         James P. Bennett joined the Company in May 1991 as Director of Inpatient Operations, was promoted to Group Vice President -- Inpatient
Rehabilitation Operations in September 1991, again to President and Chief Operating Officer -- HEALTHSOUTH Rehabilitation Hospitals in June 1992, to President -- HEALTHSOUTH Inpatient Operations in February 1993, and to President and Chief Operating Officer of the Company in March 1995. Mr. Bennett was elected a Director in February 1993. From August 1987 to May 1991, Mr. Bennett was employed by Russ Pharmaceuticals, Inc., Birmingham, Alabama, as Vice President -- Operations, Chief Financial Officer, Secretary and Director. Mr. Bennett served as certified public accountant on the audit staff of the Birmingham, Alabama office of Ernst & Whinney (now Ernst & Young LLP) from October 1980 to August 1987.

         Larry R. House is Chairman of the Board, President and Chief Executive officer of MedPartners, Inc. a publicly-traded physician practice management firm, a position he assumed as his principal occupation in August 1993. Mr. House was elected a Director of the Company in February 1993. At the same time he became President -- HEALTHSOUTH International, Inc. and New Business Ventures, a position which he held until August 31, 1994, when he terminated his employment with the Company to concentrate on his duties at MedPartners. Mr. House joined the Company in September 1985 as Director of Marketing, subsequently served as Senior Vice President and Chief Operating Officer of the Company, and in June 1992 became President and Chief Operating Officer -- HEALTHSOUTH Medical Centers. Prior to joining the Company, Mr. House was
President and Chief Executive Officer of a provider of clinical contract management services for more than ten years.

         Anthony J. Tanner, Sc.D., a management founder, serves as Executive Vice President -- Administration and Secretary of the Company and was elected a Director in February 1993. From 1980 to 1984, Mr. Tanner was with Lifemark
Corporation in the Shared Services Division as Director, Clinical and Professional Programs (1982-1984) and Director, Quality Assurance and Education (1980-1982), where he was responsible for the development of clinical programs and marketing programs.

         P. Daryl Brown joined the Company in April 1986 and served until June 1992 as Group Vice President -- Outpatient Operations. He became President -- HEALTHSOUTH Outpatient Centers in June 1992, and was elected as a Director in March 1995. From 1977 to 1986, Mr. Brown served with the American Red Cross, Alabama Region, in several positions, including Chief Operating Officer, Administrative Director for Financing and Administration and Controller.

         John S. Chamberlin retired in 1988 as President and Chief Operating Officer of Avon Products, Inc., a position he had held since 1985. From 1976 until 1985, he served as Chairman and Chief Executive Officer of Lenox, Incorporated, after 22 years in various assignments for General Electric. From 1990 to 1991, he served as Chairman and Chief Executive Officer of New Jersey Publishing Co. Mr. Chamberlin is Chairman of the Board of Life Fitness Company and WNS, Inc., and is a Director of The Scotts Company and UroHealth Systems, Inc. He is a member of the Board of Trustees of the Medical Center at Princeton and the Board of Overseers of Parsons School of Design and is a trustee of the Woodrow Wilson National Fellowship Foundation.

         Richard F. Celeste originally joined the Board of Directors in 1991, took a leave of absence from the Board of Directors in August 1993 to head the Democratic National Committee's healthcare reform campaign, and rejoined the Board in May 1994. He is Managing Partner of Celeste and Sabaty, Ltd., a business advisory firm located in Columbus, Ohio, which assists United States companies to build strategic business alliances in Europe, Africa, South Asia and the Pacific Rim. He served as Governor of Ohio from 1983 to 1991, during which time he chaired the National Governors' Association Committee on Science and Technology, and directed the United States Peace Corps from 1979 to 1981. He is a member of the Advisory Council of the Carnegie Commission on Science, Technology and Government, and chairs Carnegie's Task Force on Science, Technology and the States. He is a director of Navistar International, Inc. and Republic Engineered Steels, Inc., both of which are publicly-traded companies.

         Joel C. Gordon served as Chairman of the Board of Directors of Surgical Care Affiliates, Inc. ("SCA") from its founding in 1982 until January 17, 1996, when SCA was acquired by the Company. Mr. Gordon also served as Chief Executive Officer of SCA from 1987 until January 17, 1996. Mr. Gordon serves on the Boards of Directors of Genesco, Inc., an apparel manufacturer, and SunTrust Bank of Nashville, N.A.

         Directors hold office until the next Annual Meeting of Stockholders of the Company and until their successors are elected and qualified. Officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors.


MANAGEMENT MATTERS

         There are no arrangements or understandings known to the Company between any of the Directors, nominees for Director or executive officers of the Company and any other person pursuant to which any such person was elected as a Director or an executive officer, except the Employment Agreement between the Company and Richard M. Scrushy described under "Executive Compensation and Other Information -- Audit and Compensation Committee Report on Executive Compensation -- Chief Executive Officer Compensation" in this Proxy Statement and except that Mr. Gordon and Raymond J. Dunn, III, a retiring Director, were initially named to the Board of Directors under the terms of the merger agreements pursuant to which the Company acquired SCA and Advantage Health Corporation, respectively. There are no family relationships between any Directors, nominees for Director or executive officers of the Company. The Board of Directors of the Corporation held a total of eight meetings during 1996.

         There are no employment contracts between the Company and any executive officer named in the Summary Compensation Table under "Executive Compensation and Other Information -- Executive Compensation -- General", other than the
Employment Agreement with Richard M. Scrushy described under "Executive Compensation and Other Information -- Audit and Compensation Committee Report on Executive Compensation -- Chief Executive Officer Compensation" in this Proxy Statement. Except for such Employment Agreement and except for the broad-based retirement plans of the Company described under "Executive Compensation and Other Information -- Retirement Investment Plan" and "Executive Compensation and Other Information -- Employee Stock Benefit Plan", there are no compensatory plans or arrangements with respect to any such executive officer which result or will result from the resignation, retirement or any other termination of such executive officer's employment with the Company and its subsidiaries or from a change in control of the Company or from a change in such executive officer's responsibilities following a change in control of the Company.

         The Audit and Compensation Committee of the Board is responsible for reviewing all reports from the Company's auditors, monitoring internal controls and reviewing the Company's compensation program, as well as administering the Company's stock option plans. On May 2, 1996, C. Sage Givens, George H. Strong and Phillip

C. Watkins, all of whom are outside Directors, were appointed to serve on this committee for a period of one year or until their successors are appointed. They continue to serve in such capacity. This committee held two meetings and acted seven times by unanimous written consent during 1996.

         The Company has no other standing audit, nominating or compensation committees of the Board of Directors.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, Directors and beneficial owners of more than 10% of the Company's Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no reports on Form 5 were required, the Company believes that for the period from January 1, 1996 through December 31, 1996, all of its officers, Directors and greater-than-10% beneficial owners complied with
Section 16(a) filing requirements applicable to them, except as set forth below.

         Raymond J. Dunn, III, a retiring Director of the Company, did not timely report sales aggregating 393,330 shares of the Company's Common Stock in four transactions in September 1996 and "private collar" derivative security transactions in June 1996. All such transactions were reported on Form 5 in February 1997.


                             1997 STOCK OPTION PLAN


GENERAL

         The Company's Board of Directors has adopted the 1997 Stock Option Plan (the "1997 Plan") for the Company's Directors, executives and other key employees of the Company and its subsidiaries. The 1997 Plan is intended to advance the Company's interests by providing such persons with additional incentives to promote the success of the Company's business, to increase their proprietary interest in the success of the Company and to encourage them to remain in the Company's employ. Management believes that the 1997 Plan is a necessary tool to help the Company compete effectively with other enterprises for the services of new employees and to retain key employees and Directors, all as may be required for the future development of the Company's business. Management intends for the 1997 Plan to complement the other stock option plans of the Company described herein by making additional shares available for issuance pursuant to options granted under the 1997 Plan. See "Executive Compensation - Stock Option Plans".

         It should be noted that each Director, each nominee for Director and each officer and employee of the Company has, by reason of being eligible to receive options under the 1997 Plan, an interest in seeing that the 1997 Plan is adopted by the stockholders.

         Set forth below is a summary of the major features of the 1997 Plan. This summary does not purport to be a complete statement of all the provisions of the 1997 Plan, and is qualified in its entirety by the text of the composite copy of the 1997 Plan attached to this Proxy Statement as Appendix A. See
"Executive Compensation Stock Option Plans" in this Proxy Statement for information with respect to stock options granted to certain Directors and executives of the Company under the other stock option plans of the Company described herein.

NATURE OF OPTIONS TO BE GRANTED PURSUANT TO THE 1997 PLAN

         The 1997 Plan provides for the grant of both non-qualified stock options ("NQSOs") and options intended to qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986 (the "Code"). Options designated as ISOs by the Audit and Compensation Committee of the Board of Directors (the "Committee") will contain terms designed to comply with the provisions of Section 422(b). All options issued pursuant to the 1997 Plan and not expressly designated as ISOs shall be conclusively deemed to be NQSOs.


COMMON STOCK SUBJECT TO THE 1997 PLAN

         The aggregate number of shares of Common Stock covered by the 1997 Plan is 5,000,000 shares. Shares issued upon exercise of options under the 1997 Plan may be either authorized but unissued shares or shares reacquired by the Company. If, on or prior to the termination of the 1997 Plan, an option granted thereunder expires or is terminated for any reason without having been exercised in full, the unpurchased shares covered thereby will again become available for the grant of options under the 1997 Plan. Shares of stock covered by options surrendered in connection with the exercise of other options shall be deemed to have been exercised and shall not again become available for the grant of options under the 1997 Plan. The maximum number of shares of Common Stock for which any individual may be granted options under the 1997 Plan during any calendar year is 1,000,000.

         The purchase price of the shares of Common Stock covered by each option granted under the 1997 Plan will be at least 100% of the fair market value, but in no event less than the par value, of the Common Stock at the time the option is granted. No option granted to any person who, at the time of such grant, owns, taking into account the attribution rules of Section 425(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of the Company's stock or of the stock of any of its corporate subsidiaries, may be designated as an ISO unless at the time of such grant the purchase price of the shares of Common Stock covered by such option is at least 110% of the fair market value, but in no event less than the par value, of such shares. Notwithstanding any contrary provision contained in the 1997 Plan, the aggregate fair market value (determined as of the time each ISO is granted) of the shares of Common Stock with respect to which ISOs issued to any one person thereunder are exercisable for the first time during any calendar year shall not exceed $100,000.

         The 1997 Plan prohibits any reduction of the exercise price of outstanding options granted under the plan except by reason of an adjustment pursuant to a stock split, merger, business combination, recapitalization or similar change in the capitalization of the Company. The 1997 Plan likewise prohibits the cancellation of outstanding options accompanied by the reissuance of substitute options at a lower exercise price.

         The 1997 Plan provides that if the Common Stock is listed upon a national securities exchange or exchanges, such fair market value shall be deemed to be the last reported sale price at which the shares of Common Stock were traded on such securities exchange or exchanges immediately prior to the commencement of the meeting of the Committee at which the option is granted, or if no sale of the Common Stock was made on any national securities exchange on such date, then on the next preceding day on which there was a sale of the Common Stock. The 1997 Plan prescribes other methodologies for determining fair market value if the Common Stock is not listed upon a national securities exchange or exchanges. Since September 13, 1989, the Common Stock has been listed on the New York Stock Exchange.


ADMINISTRATION OF THE 1997 PLAN

         The 1997 Plan is administered by the Audit and Compensation Committee of the Board of Directors (the "Committee", as defined above), each member of which is an outside director. The Committee has full and exclusive authority to determine the grant of options under the 1997 Plan. Under the terms of the 1997 Plan, each outside Director, including the members of the Committee, is to receive an annual grant of options covering 25,000 shares of Common Stock under the 1997 Plan or another stock option plan of the Company, such grant to be made on the first business day in January in each calendar year commencing with January 1998. Currently, Phillip C. Watkins, M.D.,
C. Sage Givens and George H. Strong serve as the Committee.


PURCHASE OF COMMON STOCK UNDER THE 1997 PLAN

         Each option granted under the 1995 Plan shall be granted pursuant to and subject to the terms and conditions of a stock option agreement (a "Stock Option Agreement") to be entered into between the Company and the optionholder at the time of such grant. Any such Stock Option Agreement shall incorporate by reference all of the terms and provisions of the 1997 Plan as in effect at the time of grant and may contain such other terms and provisions as shall be approved and adopted by the Committee.

         The expiration date of an option granted under the 1997 Plan shall be as determined by the Committee at the time of grant, provided that each such option shall expire not more than ten years after the date such option is granted. Notwithstanding the preceding sentence, no option granted to any person who, at the time of such grant, owns, taking into account the attribution rules of Section 425(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of Common Stock or the stock of any of the Company's corporate subsidiaries, may be designated as an ISO unless by its terms each such option shall expire not more than five years after the date such option was granted. Each option shall become exercisable in whole, in part or in installments at such time or times as the Committee may prescribe and specify in the Stock Option Agreement at the time the option is granted.

         In the event of a "Change in Control" (as defined), of the Company, options granted under the 1997 Plan which are, by their terms, exercisable in installments, will become immediately exercisable in full. A "Change in Control" is defined to include the acquisition of more than 25% of the outstanding voting securities of the Company by a single person or group, the election to the Board of Directors of persons constituting a majority of the Board of Directors who are not "Incumbent Directors" (as defined), or the approval by the stockholders of the Company of (i) a merger, reorganization or similar transaction which results in the then-current stockholders of the Company owning less than 75% of the combined voting power of the reorganized or merged entity, (ii) the liquidation or dissolution of the Company, or (iii) the sale of all or substantially all of the assets of the Company. These provisions of the 1997 Plan may have some deterrent effect on certain mergers, tender offers or other takeover attempts, thereby having some potential adverse effect on the market price of the Company's Common Stock.

         The exercise price for options granted under the 1997 Plan may be paid in any of the following ways, which may be combined for any given exercise: (a) the exercise price may be paid in cash; (b) the exercise price may be paid by tendering outstanding shares of Common Stock having a fair market value equal to the aggregate exercise price for the options being exercised; or (c) subject to applicable requirements of the Exchange Act, the optionholder may deliver with his exercise notice irrevocable instructions to a broker to promptly deliver to the Company an amount of sale or loan proceeds sufficient to pay the exercise price. In addition, with respect to optionholders who are subject to reporting requirements under Section 16(a) of the Exchange Act, the optionholder may surrender unexercised options having a "Spread" equal to the exercise price of the options sought to be exercised. For purposes of the 1997 Plan, "Spread" means, with respect to a surrendered option, (i) the average price per share of Common Stock on the date of exercise, less (ii) the exercise price of the surrendered option.

         Options granted under the 1997 Plan shall be assignable or transferable only by will or pursuant to the laws of descent and distribution, and shall be exercisable during the optionholder's lifetime only by the optionholder himself or herself. No holder of any option shall have any rights to dividends or other rights of a stockholder with respect to shares subject to an option prior to the purchase of such shares upon exercise of the option.

TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY OF OPTIONHOLDER

         With respect to an option which, by its terms, is not exercisable for one year from the date on which it is granted, if an optionholder's employment by, or other relationship with, the Company or any of its subsidiaries terminates for any reason other than death within one year after the date an unexercised option is granted under the 1997 Plan, the option shall terminate on the date of termination of such employment or other relationship. With respect to all options granted under the 1997 Plan, if an optionholder's employment by, or other relationship with, the Company is terminated by reason of his death, the option shall terminate one year after the date of death, unless the option otherwise expires. If an optionholder's employment by, or other relationship with, the Company terminates for any other reason, or at any other time, other than as set forth above, the option shall terminate three months after the date of termination of such employment or other relationship, unless the option earlier expires, provided that: (a) if the optionholder dies within such three-month period, the option shall terminate one year after the date of his death, unless the option earlier expires; (b) the Board of Directors may, at any time prior to any termination of such employment or other relationship under the circumstances covered herein, determine in its discretion that the option shall terminate on the date of termination of such employment or other relationship; and (c) the exercise of any option after termination of such employment or other relationship shall be subject to satisfaction of the conditions precedent that the optionholder refrain from engaging, directly or indirectly, in any activity which is competitive with any activity of the Company or any subsidiary and from otherwise acting, either prior to or after termination of such employment or other relationship, in any manner inimical or in any way contrary to the best interests of the Company and that the optionholder furnish to the Company such information with respect to the satisfaction of the foregoing conditions precedent as the Board of Directors shall reasonably request.


EXPIRATION, TERMINATION AND AMENDMENT OF THE 1995 PLAN

         The 1997 Plan will terminate on the earliest of (a) April 30,2007, (b) the date on which all shares of Common Stock reserved for issuance under the 1997 Plan shall have been acquired through exercise of options granted thereunder, or (c) such earlier time as the Board of Directors may determine. Any option outstanding under the 1997 Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of the 1997 Plan.

         The 1997 Plan may, at any time or from time to time, be terminated, modified or amended by the stockholders of the Company by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote. The Board of Directors may, insofar as permitted by law, from time to time with respect to any shares of Common Stock at the time not subject to options, suspend or discontinue the 1997 Plan or revise or amend it in any respect whatsoever, except that, without approval of the stockholders of the Company, no such revision or amendment shall increase the number of shares subject to the 1997 Plan, decrease the price at which the options may be granted, permit exercise of options unless full payment is made at the time of exercise (except as provided in the 1997 Plan), extend the period during which options may be exercised, or change the provisions relating to adjustment to be made upon changes in capitalization. Subject to the provisions described above, the Board of Directors has the power to amend the 1997 Plan and any outstanding options granted thereunder in such respects as the Board of Directors shall, in its sole discretion, deem advisable in order to incorporate in the 1997 Plan or any such option any new provision or change designed to comply with or take advantage of requirements or provisions of the Code or other statute, or rules or regulations of the Internal Revenue Service or other federal or state governmental agency enacted or promulgated after the adoption of the 1997 Plan.

FEDERAL TAX CONSEQUENCES

         Pursuant to the Code, upon the exercise of an NQSO under the 1997 Plan, the Company is generally entitled to a tax deduction in an amount equal to the difference between the option price and the fair market value of the Common Stock on the date the NQSO is exercised. For federal tax purposes, the person exercising the option must pay personal income taxes on an amount equal to the difference between the option price and the fair market value of the Common Stock on the date the NQSO is exercised. The basis of the Common Stock obtained by exercising the NQSO will be the option price paid plus the amount equal to the difference between the option price and the fair market value of the Common Stock on the date the NQSO is exercised, which amount was subject to federal income tax. A subsequent sale of the Common Stock by the person exercising the NQSO will result in a long- or short-term capital gain or loss depending on the total period of time that the shares of Common Stock are held. Generally, no taxable event occurs under the Code upon the grant of an NQSO under the 1997 Plan.

         Pursuant to the Code, the holder of an ISO will recognize no taxable income (or loss) upon the grant or exercise of an ISO. Upon the sale of the underlying shares of Common Stock, the optionholder will incur a long-term capital gain or loss if the provisions of Section 422(b) of the Code are complied with. In such case, there is no taxable event for the Company. The principal requirement of Section 422(b), other than the limitations on option price, duration of option period, time of exercise and volume exercisable in one year described above, is that, in order for an option to qualify for ISO treatment, shares received pursuant to exercise of the option may not be disposed of within two years from the date of grant and one year from the date of exercise of the option. If an option designated as an ISO ceases to qualify as an ISO, the tax effects for the optionholder and the Company will be identical to those described above for NQSOs.


NEW PLAN BENEFITS

         No options have been granted under the 1997 Plan. The number of shares covered by particular options to be granted under the 1997 Plan is not determinable at this time.


VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

         Management recommends a vote FOR the adoption of the 1997 Stock Option Plan. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock present or represented and entitled to vote at the Annual Meeting will be necessary for stockholder approval of the 1997 Stock Option Plan.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION


EXECUTIVE COMPENSATION -- GENERAL

         The following table sets forth compensation paid or awarded to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (the "Named Executive Officers") for all services rendered to the Company and its subsidiaries in 1994, 1995 and 1996.

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                    ---------------------------------    -----------------------------------------
                                                         BONUS/ANNUAL      STOCK       LONG-TERM          ALL
                                                           INCENTIVE      OPTION       INCENTIVE      OTHER COM-
NAME AND PRINCIPAL POSITION         YEAR       SALARY       AWARD         AWARDS        PAYOUTS      PENSATION (1)
---------------------------         ----       ------       -----         ------        -------      -------------

Richard M. Scrushy                  1994    $1,207,228   $ 2,000,000            --        --         $ 12,991
Chairman of the Board               1995     1,737,526     5,000,000     2,000,000        --          650,108 (2)
and Chief Executive Officer         1996     3,380,295     8,000,000     1,500,000        --           34,280 (2)

James P. Bennett                    1994       357,740       250,000            --        --           10,760
President and Chief                 1995       371,558       600,000       300,000        --            7,835
Operating Officer                   1996       485,110       800,000       200,000        --           32,106 (2)

Michael D. Martin                   1994       189,013       250,000            --        --            7,311
Executive Vice President            1995       165,626       500,000       170,000        --            7,919
and Treasurer                       1996       270,164       750,000       120,000        --           31,587 (2)

P. Daryl Brown                      1994       272,573       200,000            --        --           10,226
President-- HEALTHSOUTH             1995       263,462       300,000       260,000        --            8,580
Outpatient Centers                  1996       324,345       400,000       100,000        --           11,181

Aaron Beam, Jr.                     1994       298,223       175,000            --        --           11,272
Executive Vice President            1995       247,903       300,000       200,000        --            8,695
and Chief Financial Officer         1996       287,417       350,000        30,000        --           33,314 (2)

--------------------
(1) Includes car allowances of $500 per month for Mr. Scrushy and $350 per month for the other Named Executive Officers. Also includes (a) matching contributions under the Company's Retirement Investment Plan for 1994, 1995 and 1996, respectively, of: $318, $292 and $708 to Mr.
         Scrushy;  $355,  $900 and $1,289 to Mr. Beam;  $625, $900 and $1,425 to
         Mr. Bennett; $526, $900 and $1,371 to Mr. Martin; and $274, $900 and $1,897 to Mr. Brown; (b) awards under the Company's Employee Stock Benefit Plan for 1994, 1995 and 1996, respectively, of $4,910, $1,626 and $3,389 to Mr. Scrushy; $4,910, $1,626 and $3,389 to Mr. Beam;
         $4,910, $1,626 and $3,387 to Mr. Bennett;  $1,345, $1,626 and $3,386 to
         Mr. Martin; and $4,910, $1,626 and $3,389 to Mr. Brown; and (c) split-dollar life insurance premiums paid in 1994 and 1995 of $1,723, $2,190 and $2,312 with respect to Mr. Scrushy; $1,807, $1,969 and $2,559 with respect to Mr. Beam; $1,025, $1,109 and $1,217 with respect to Mr. Bennett; $1,240, $1,193 and $752 with respect to Mr. Martin; and $842, $1,854 and $1,695 with respect to Mr. Brown. See "Executive Compensation -- Retirement Investment Plan" and "Executive Compensation -- Employee Stock Benefit Plan".

(2) In addition to the amounts described in the preceding footnote, includes the conveyance of real property valued at $640,000 to Mr. Scrushy in 1995, and the forgiveness of loans in the amount of $21,877 each owed by Messrs. Scrushy, Beam, Bennett and Martin in 1996.

STOCK OPTION GRANTS IN 1996

                                                             INDIVIDUAL GRANTS
                                 ---------------------------------------------------------
                                                 % OF TOTAL
                                                   OPTIONS
                                  NUMBER OF      GRANTED TO        EXERCISE
                                   OPTIONS      EMPLOYEES IN         PRICE     EXPIRATION         GRANT DATE
NAME                               GRANTED       FISCAL YEAR       PER SHARE      DATE         PRESENT VALUE (1)
-----                             ---------     -------------    -------------  --------     -------------------
Richard M. Scrushy                1,500,000             36.9%         $ 16.25    1/17/06         $  10,982,625

James P. Bennett                    200,000              4.9%           16.25    1/17/06             1,464,350

Michael D. Martin                   100,000              2.5%           16.25    1/17/06               732,175
                                     20,000              0.5%           16.44    8/14/06               146,435

P. Daryl Brown                      100,000              2.5%           16.25    1/17/06               732,175

Aaron Beam, Jr.                      60,000              1.5%           16.25    1/17/06               439,305

--------------------
(1) Based on the Black-Scholes option pricing model adapted for use in valuating executive stock options. The actual value, if any, an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to certain variables, including the following: (i) stock price volatility is assumed to be 37.5%; (ii) the risk-free rate of return is assumed to be 6.21%; (iii) dividend yield is assumed to be 0; and (iv) the time of exercise is assumed to be 5.5 years from the date of grant.


STOCK OPTION EXERCISES IN 1996 AND OPTION VALUES AT DECEMBER 31, 1996


                         NUMBER                                                            VALUE OF UNEXERCISED
                        OF SHARES                    NUMBER OF UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                        ACQUIRED                         AT DECEMBER 31, 1996              AT DECEMBER 31, 1996
                           ON         VALUE          ---------------------------       ------------------------
      NAME              EXERCISE     REALIZED       EXERCISABLE      UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
      ----              --------     --------       -----------      -------------     -----------     -------------
Richard M. Scrushy.... 1,000,000   $16,168,845     13,869,892            2,632       $188,007,958      $   35,836
James P. Bennett......    90,000     1,183,950        860,000              ---          9,353,300             ---
Michael D. Martin.....    83,500     1,291,461        200,000          105,000            888,750       1,200,381
P. Daryl Brown........    77,000     1,218,986        935,000              ---         12,048,828             ---
Aaron Beam, Jr........   152,500     2,053,794        260,000              ---          2,371,250             ---

---------------------
(1) Does not reflect any options granted and/or exercised after December 31, 1996. The net effect of any such grants and exercises is reflected in the table appearing under "Principal Stockholders".

(2) Represents the difference between market price of the Company's Common Stock and the respective exercise prices of the options at December 31, 1996. Such amounts may not necessarily be realized. Actual values which may be realized, if any, upon any exercise of such options will be based on the market price of the Common Stock at the time of any such exercise and thus are dependent upon future performance of the Common Stock.

STOCKHOLDER RETURN COMPARISON (1)

         Set forth below is a line graph comparing the total returns of the Company's Common Stock, the Standard & Poor's 500 (S&P 500) Index and a peer group index ("Rehab Index") compiled by the Company, consisting of Tenet Healthcare Corporation and NovaCare, Inc., publicly-traded healthcare companies whose businesses are similar in some respects to that of the Company. The graph assumes $100 invested on December 31, 1991, in HEALTHSOUTH Common Stock and each of the indices. The Rehab Index has been weighted for market capitalization, and the Company assumes reinvestment of dividends for purposes of the graph.

                                     [Graph]

         DECEMBER 31      HEALTHSOUTH    S&P 500        REHAB INDEX
         -----------      -----------    -------        -----------
             1991            100            100            100
             1992             75            107             77
             1993             72            119             75
             1994            104            120            111
             1995            166            165            111
             1996            220            203            130

--------------------
(1) In previous proxy statements of the Company, the Rehab Index included Continental Medical Systems, Inc. ("CMS"). In May 1995, CMS was acquired by Horizon Healthcare Corp., which was the surviving corporation in the merger. Because CMS was not publicly traded during all of 1995, data relating to CMS has been deleted from the Rehab Index for all periods.


STOCK OPTION PLANS

         Set forth below is information concerning the various stock option plans of the Company at December 31, 1996. All share numbers and exercise prices have been adjusted to reflect the Company's March 1997 two-for-one stock split.

1984 Incentive Stock Option Plan

         The Company had a 1984 Incentive Stock Option Plan (the "ISO Plan"), intended to qualify under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), covering an aggregate of 4,800,000 shares of Common Stock. The ISO Plan expired on February 28, 1994, in accordance with its terms. As of December 31, 1996, there were outstanding under the ISO Plan options to purchase 31,702 shares of the Company's Common Stock at prices ranging from $2.52 to $3.78 per share. All such options remain in full force and effect in accordance with their terms and the ISO Plan. Under the ISO Plan, which was administered by the Board of Directors, key employees could be granted options to purchase shares of Common Stock at 100% of fair market value on the date of grant (or 110% of fair market value in the case of a 10% stockholder/grantee). The outstanding options granted under the ISO Plan must be exercised within ten years from the date of grant, are cumulatively exercisable with respect to 25% of the shares covered thereby after the expiration of each of the first through the fourth years following the date of grant, are nontransferable except by will or pursuant to the laws of descent and distribution, are protected against dilution and expire within three months after termination of employment, unless such termination is by reason of death.

1988 Non-Qualified Stock Option Plan

         The Company also has a 1988 Non-Qualified Stock Option Plan (the "NQSO Plan") covering a maximum of 4,800,000 shares of Common Stock. As of December 31, 1996, there were outstanding under the NQSO Plan options to purchase 57,300 shares of the Company's Common Stock at prices ranging from $8.37 to $16.25 per share. The NQSO Plan, which is administered by the Board of Directors (except with respect to options granted to Directors, as to which it is administered by an Independent Stock Option Committee), provides that Directors, executive officers and other key employees may be granted options to purchase shares of Common Stock at 100% of fair market value on the date of grant. The NQSO Plan terminates on the earliest of (a) February 28, 1998, (b) such time as all shares of Common Stock reserved for issuance under the NQSO Plan have been acquired through the exercise of options granted thereunder or (c) such earlier time as the Board of Directors of the Company may determine. Options granted pursuant to the NQSO Plan have a ten-year term are exercisable at any time during such period, are nontransferable except by will or pursuant to the laws of descent and distribution, are protected against dilution and expire within three months of termination of association with the Company as a Director or termination of employment, unless such termination is by reason of death.

1989, 1990, 1991, 1992, 1993 and 1995 Stock Option Plans

         The Company also has a 1989 Stock Option Plan (the "1989 Plan"), a 1990 Stock Option Plan (the "1990 Plan"), a 1991 Stock Option Plan (the "1991 Plan"), a 1992 Stock Option Plan (the "1992 Plan"), a 1993 Stock Option Plan (the "1993 Plan") and a 1995 Stock Option Plan (the "1995 Plan"), under each of which incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") may be granted. The 1989, 1990, 1991, 1992, 1993 and 1995 Plans cover a maximum of 2,400,000 shares, 3,600,000 shares, 11,200,000 shares, 5,600,000 shares,
5,600,000 shares and 11,563,548 (to be increased by 0.9% of the outstanding Common Stock of the Company on each January 1, beginning January 1, 1996) shares, respectively, of the Company's Common Stock. As of December 31, 1996, there were outstanding options to purchase an aggregate of 28,188,880 shares of the Company's Common Stock under such Plans at exercise prices ranging from $2.52 to $19.12 per share. An additional 2,778,356 shares were reserved for grants under such Plans. Each of the 1989, 1990, 1991, 1992, 1993 and 1995 Plans is administered in the same manner as the NQSO Plan and provides that Directors, executive officers and other key employees may be granted options to purchase shares of Common Stock at 100% of fair market value on the date of grant. The 1989, 1990, 1991, 1992, 1993 and 1995 Plans terminate on the earliest of (a) October 25, 1999, October 15, 2000, June 19, 2001, June 16, 2002, April 19, 2003
and June 5, 2005, respectively, (b) such time as all shares of Common Stock reserved for issuance under the respective Plan have been acquired through the exercise of options granted thereunder, or (c) such earlier times as the Board of Directors of the Company may determine. Options granted under these Plans which are designated as ISOs contain vesting provisions similar to those contained in options granted under the ISO Plan and have a ten-year term. NQSOs granted under these Plans have a ten-year term. Options granted under these Plans are nontransferable except by will or pursuant to the laws of descent and distribution, are protected against dilution and will expire within three months of termination of association with the Company as a Director or termination of employment, unless such termination is by reason of death.

1993 Consultants' Stock Option Plan

         The Company also has a 1993 Consultants' Stock Option Plan (the "1993 Consultants' Plan"), under which NQSOs may be granted, covering a maximum of 3,000,000 shares of Common Stock. As of December 31, 1995, there were outstanding under the 1993 Consultants' Plan options to purchase 1,636,000 shares of Common Stock at prices ranging from $3.37 to $17.75 per share. An additional 40,000 shares were reserved for grants under such Plans. The 1993 Consultants' Plan, which is administered in the same manner as the NQSO Plan, provides that certain non-employee consultants who provide significant services to the Company may be granted options to purchase shares of Common Stock at such prices as are determined by the Board of Directors or the appropriate committee. The 1993 Consultants' Plan terminates on the earliest of (a) February 25, 2003,
(b) such time as all shares of Common Stock reserved for issuance under the 1993 Consultants' Plan have been acquired through the exercise of options granted thereunder, or (c) such earlier time as the Board of Directors of the Company may determine. Options granted under the 1993
Consultants' Plan have a ten-year term. Options granted under the 1993 Consultants' Plan are nontransferable except by will or pursuant to the laws of descent and distribution, are protected against dilution and expire within three months of termination of association with the Company as a consultant, unless such termination is by reason of death.

Other Stock Option Plans

         In connection with the acquisitions of Surgical Health Corporation, Sutter Surgery Centers, Inc., Surgical Care Affiliates, Inc., Professional Sports Care Management, Inc. and ReadiCare, Inc., the Company assumed certain existing stock option plans of the acquired companies, and outstanding options to purchase stock of the acquired companies under such plans were converted into options to acquire Common Stock of the Company in accordance with the exchange ratios applicable to such mergers. At December 31, 1996, there were outstanding under these assumed plans options to purchase 1,906,200 shares of the Company's Common Stock at exercise prices ranging from $2.14 to $25.75 per share. No additional options are being granted under any such assumed plans.


EXECUTIVE LOANS

         In order to enhance equity ownership by senior management, in 1989 the Company adopted a program of making loans to officers holding the position of Group Vice President and above to facilitate the exercise of stock options held by such persons. Each loan bears interest at the prime rate announced from time to time by AmSouth Bank of Alabama, Birmingham, Alabama and is secured by a first lien on the shares of Common Stock acquired with the proceeds of the loan. Each loan has a ten-year term, and the Company's lien on the shares of Common Stock is released as the indebtedness is repaid at the rate of one share per the weighted average option exercise price repaid. The only loan currently outstanding under such program is a loan made on May 7, 1992 to P. Daryl Brown, President -- HEALTHSOUTH Outpatient Centers, which had an original principal balance of $213,613 and of which $190,000 remained outstanding at December 31, 1996.


RETIREMENT INVESTMENT PLAN

         Effective January 1, 1990, the Company adopted the HEALTHSOUTH Retirement Investment Plan (the "401(k) Plan"), a retirement plan intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan is open to all full-time and part-time employees of the Company who are over the age of 21, have one full year of service with the Company and have at least 1,000 hours of service in the year in which they enter the 401(k) Plan. Eligible employees may elect to participate in the Plan on January 1 and July 1 in each year.

         Under the 401(k) Plan, participants may elect to defer up to 20% of their annual compensation (subject to nondiscrimination rules under the Internal Revenue Code). The deferred amounts may be invested among four options, at the participant's direction: a money market fund, a bond fund, a guaranteed insurance contract or an equity fund. The Company will match a minimum of 10% of the amount deferred by each participant, up to 4% of such participant's total compensation, with the matched amount also directed by the participant.

         Aaron Beam, Jr., Executive Vice President and Chief Financial Officer of the Company, and Anthony J. Tanner, Executive Vice President -- Administration and Secretary of the Company, serve as Trustees of the 401(k) Plan, which is administered by the Company.

EMPLOYEE STOCK BENEFIT PLAN

         Effective January 1, 1991, the Company adopted the HEALTHSOUTH Rehabilitation Corporation and Subsidiaries Employee Stock Benefit Plan (the "ESOP"), a retirement plan intended to qualify under sections 401(a) and 4975(e)(7) of the Internal Revenue Code of 1986, as amended. The ESOP is open to all full-time and part-time employees of the Company who are over the age of 21, have one full year of service with the Company and have at least 1,000 hours of service in the year in which they begin participation in the ESOP on the next January 1 or July 1 after the date on which such employee satisfies the aforementioned conditions.

         The ESOP was established with a $10,000,000 loan from the Company, the proceeds of which were used to purchase 827,586 shares of the Company's Common Stock. In 1992, an additional $10,000,000 loan was made to the ESOP, which was used to purchase an additional 833,332 shares of Common Stock. Under the ESOP, a Company Common Stock account (a "company stock account") is established and maintained for each eligible employee who participates in the ESOP. In each plan year, such account is credited with such employee's allocable share of the Common Stock held by the ESOP and allocated with respect to such plan year. Each employee's allocable share for any given plan year is determined according to the ratio which such employee's compensation for such plan year bears to the compensation of all eligible participating employees for the same plan year.

         Under the ESOP, eligible employees who participate in the ESOP and who have attained age 55 and have completed 10 years of participation in the ESOP may elect to diversify the assets in their company stock account by directing the plan administrator to transfer to the 401(k) Plan a portion of their company stock account to be invested, as the eligible employee directs, in one or more of the investment options available under the 401(k) Plan.

         Richard M. Scrushy, Chairman of the Board and Chief Executive Officer of the Company, Aaron Beam, Jr., Executive Vice President and Chief Financial Officer of the Company, and Anthony J. Tanner, Executive Vice President -- Administration and Secretary of the Company, serve as Trustees of the ESOP, which is administered by the Company.


STOCK PURCHASE PLAN

         In order to further encourage employees to obtain equity ownership in the Company, the Company's Board of Directors adopted an Employee Stock Purchase Plan (the "Stock Purchase Plan") effective January 1, 1994. Under the Stock Purchase Plan, participating employees may contribute $10 to $200 per pay period toward the purchase of the Company's Common Stock in open-market transactions. The Stock Purchase Plan is open to regular full-time or part-time employees who have been employed for six months and are at least 21 years old. After six months of participation in the Stock Purchase Plan, the Company will provide a 10% matching contribution to be applied to purchases under the Stock Purchase Plan. The Company also pays all fees and brokerage commissions associated with the purchase of the stock. The Stock Purchase Plan is administered by a broker-dealer firm not affiliated with the Company.


BOARD COMPENSATION

         Directors who are not also employed by the Company are paid Directors' fees of $10,000 per annum, plus $3,000 for each meeting of the Board of Directors and $1,000 for each Committee meeting attended. In addition, Directors are reimbursed for all out-of-pocket expenses incurred in connection with their duties as Directors. The Directors of the Company, including Mr. Scrushy, have been granted non-qualified stock options to purchase shares of the Company's Common Stock. See this Item, "Executive Compensation -- Stock Option Plans" above.

AUDIT AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

         The Board of Directors of the Company has an Audit and Compensation Committee (the "Committee"), consisting of Ms. Givens, Mr. Strong and Dr. Watkins. The Committee is charged by the Board of Directors with establishing a compensation plan which will enable the Company to compete effectively for the services of qualified officers and key employees, to give such employees appropriate incentive to pursue the maximization of long-term stockholder value, and to recognize such employees' success in achieving both qualitative and quantitative goals for the benefit of the Company. The Committee makes recommendations to the full Board of Directors as to appropriate levels of compensation for specific individuals, as well as compensation and benefit programs for the Company as a whole.

Compensation Philosophy and Policies for Executive Officers

         As its first principle, the Committee believes that executives of the Company should be rewarded based upon their success in meeting the Company's operational goals, improving its earnings, maintaining its leadership role in the outpatient and rehabilitative healthcare services fields, and generating returns for its stockholders, and the Committee strives to establish levels of compensation that take such factors into account and provide appropriate recognition for past achievement and incentive for future success. The Committee recognizes that the demand for executives with expertise and experience in the outpatient and rehabilitative healthcare services fields is intense. In order to attract and retain qualified persons, the Committee believes that the Company must offer current compensation at levels consistent with those of other publicly-traded healthcare companies. In addition, the Committee believes that it is in the best interests of the Company's stockholders to offer its executives meaningful equity participation in the Company, in order that those executives' interests will be aligned with those of the Company's stockholders. The Committee feels that the historic mix of cash compensation and equity participation has proven to be effective in stimulating the Company's executives to meet both long-term and short-term goals and has been a major factor in limiting turnover among senior executives.

         The Company's compensation program has three distinct elements: base salary; incentive compensation, including both cash incentive compensation and equity-based compensation; and retirement compensation. These elements are discussed below.

         Base Salary: While the demand for experienced managers in the healthcare industry continues to grow, the Company has been very successful in attracting and retaining key executives, many of whom have been with the Company since its early days. The Company believes that its compensation package is instrumental in such success. The Committee endeavors to establish base salary levels for those key executives which are consistent with those provided for similarly situated executives of other publicly-traded healthcare companies, taking into account each executive's areas and level of responsibility, historical performance and tenure with the Company. In establishing such levels, the Company considers compensation for executives of other publicly-traded providers of healthcare services, such as Columbia/HCA, Horizon/CMS Healthcare and Tenet Healthcare Corporation, as well as other publicly-traded companies of similar size and with a similar growth rate. Compensation decisions are not targeted to specific levels in the range of compensation paid by such companies, nor does the Company maintain a record of where its compensation stands with respect to such other companies. However, the Committee and the Board of Directors take such levels of compensation into account in determining appropriate levels of compensation for the Company's executives.

         Incentive Compensation: In addition to base salary, the Committee recommends to the Board of Directors cash incentive compensation for executives of the Company, based upon each such executive's success in meeting qualitative and quantitative performance goals on an annual basis. The total incentive bonus pool available for the Company's executives is capped at the lesser of (a) the amount by which the Company's annual net income exceeds the budgeted annual net income established by the Board of Directors and (b) 10% of the Company's annual net income. No bonuses are payable unless annual net income exceeds budgeted net income. Individual incentive bonuses within such bonus pool are not determined in a formulary manner, but are determined on a basis that takes into account each executive's success in achieving standards of performance, which may or may not be quantitative, established by the Board of Directors and such executive's superiors. Bonus determinations are made on a case-by-case basis, taking into account appropriate quantitative and qualitative factors, and there is no fixed relationship between any particular performance factor and the amount of a given executive's bonus. Historically, incentive compensation has been a major component of the Company's executive compensation, and the Committee believes that placing executives at risk for such a component has been effective in motivating such executives to achieve such goals.

         In 1994, the Committee engaged William M. Mercer, Inc. as a consultant to perform a study of the Company's executive compensation programs. The Mercer report concluded that the Company's compensation mix was significantly more highly-leveraged, at risk and performance-focused than other companies selected by Mercer for comparison, with 41% of the Company's cash compensation for executive officers being at-risk, performance-based compensation, compared to 29% for the other companies reviewed by Mercer.

         In addition to cash incentive compensation, as a growth company, the Company has always utilized equity- based compensation, in the form of stock options, as a tool to encourage its executives to work to meet its operational goals and maximize long-term stockholder value. Because the value of stock options granted to an executive is directly related to the Company's success in enhancing its market value over time, the Committee feels that its stock option programs have been very effective in aligning the interests of management and stockholders.

         The Committee determines stock option grants under the Company's various stock option plans, all of which are described above under "Executive Compensation and Other Information -- Stock Option Plans". Specific grants are determined taking into account an executive's current responsibilities and historical performance, as well as the executive's perceived contribution to the Company's results of operations. Options are also used to give incentive to newly-promoted officers at the time that they are asked to assume greater responsibilities, and, in some cases, to executives who have joined the Company through acquisitions and have assumed significant leadership roles within the Company. In evaluating option grants, the Board of Directors considers prior grants and shares currently held, as well as the recipient's success in meeting operational goals and the recipient's level of responsibility. However, no fixed formula is utilized to determine particular grants. The Committee believes that the opportunity to acquire a significant equity interest in the Company has been a strong motivation for the Company's executives to pursue the long-term interests of the Company and its stockholders, and has promoted longevity and retention of key executives. Information relating to stock options granted to the five most highly-compensated executive officers of the Company is set forth elsewhere in this Proxy Statement.

         In connection with the Company's use of stock options as a significant component of compensation, the Mercer study referred to above indicated that most companies in Mercer's long-term incentive survey utilized two long-term incentive plans, while the Company used stock options as its only long-term incentive plan. The Mercer study noted that the Company's use of stock options was very consistent with the practices of high-growth companies that wished to increase the ownership stake of executives in the company and to conserve cash by using stock rather than cash in long-term plans.

         Retirement Compensation: As described under "Executive Compensation and Other Information -- Retirement Investment Plan", in 1991 the Company adopted a 401(k) retirement plan in order to give all full-time employees an opportunity to provide for their retirement on a tax-advantaged basis. In order to further tie employees' interests to the long-term market value of the Company, the Company adopted an Employee Stock Benefit Plan (the "ESOP") in 1991, which gives all full-time employees an opportunity to invest a portion of their retirement funds in Common Stock of the Company on a tax-advantaged basis. See "Executive Compensation and Other Information -- Employee Stock Benefit Plan". While these plans provide benefits to all full-time employees, the Committee believes that the ESOP provides additional incentive to executives to maximize stockholder value over the long term.

Chief Executive Officer Compensation

         The Company is a party to an Employment Agreement with Richard M. Scrushy, pursuant to which Mr. Scrushy, a management founder of the Company. is employed as Chairman of the Board and Chief Executive Officer of the Company for a five-year term which ends December 31, 2000. Such term is automatically extended for an additional year on December 31 of each year. In addition, the Company has agreed to use its best efforts to cause Mr. Scrushy to be elected as a Director of the Company during the term of the Agreement. Under the Agreement, Mr. Scrushy received a base salary of $999,000, excluding incentive compensation of up to $2,400,000, in 1996 and is to receive the same base salary in 1997 and each year thereafter, with incentive compensation of up to $2,400,000, subject to annual review by the Board of Directors, and is entitled to participate in any bonus plan approved by the Board of Directors for the Company's management. The incentive compensation is earned at $200,000 per month in 1997, contingent upon the Company's success in meeting certain monthly budgeted earnings per share targets. Mr. Scrushy earned the entire $2,400,000 incentive component of his compensation in 1996, as all such targets were met. In addition, Mr. Scrushy was awarded $8,000,000 under the management bonus plan. Such additional bonus was based on the Committee's assessment of Mr. Scrushy's contribution to the establishment of the Company as the industry leader in outpatient surgery and rehabilitative healthcare services, including his role in the negotiation and consummation of the acquisitions of Surgical Care Affiliates, Advantage Health Corporation, Professional Sports Care Management, Inc. and ReadiCare, Inc. and the negotiation of the acquisitions of Health Images, Inc. and Horizon/CMS Healthcare Corporation, as well as the Company's success in achieving annual budgeted net income targets and other factors described below. Mr. Scrushy is also provided with a car allowance in the amount of $500 per month and with disability insurance. Under the Agreement, Mr. Scrushy's employment may be terminated for cause or if he should become disabled. Termination of Mr. Scrushy's employment under the Agreement will result in certain severance pay arrangements. In the event that the Company were to be acquired, merged or reorganized in such a manner as to result in a change of control of the Company, Mr. Scrushy has the right to terminate his employment under the Agreement, in which case he will receive a lump sum payment equal to three years' annual base salary (including the gross incentive portion thereof) under the Agreement. Mr. Scrushy has agreed not to compete with the Company during any period to which any such severance pay relates. Mr. Scrushy may terminate the Agreement at any time upon 180 days' notice, in which case he will receive one year's base salary as severance pay.

         The  Committee  reports  to the  Board  of  Directors  on  compensation arrangements with Mr. Scrushy, and recommends to the Board of Directors the level of incentive compensation, both cash and equity-based, which is appropriate for Mr. Scrushy with respect to each fiscal year of the Company. In making such recommendation, the Committee takes into account the Company's performance in the marketplace, its success in meeting strategic goals and its success in meeting monthly and annual budgets established by the Board of Directors. Again, ultimate compensation decisions are not made in a formulary manner, but in a manner which takes into account the Company's competitive position, its position in the financial markets, and the significant contributions made by Mr. Scrushy to the success of the Company. In making its decisions with respect to Mr. Scrushy's compensation, the Committee believes that it is appropriate to recognize that, as a management founder of the Company, Mr. Scrushy has played an instrumental role in establishing the Company as the industry leader in outpatient and rehabilitative healthcare services and that, under his leadership, the Company has significantly enhanced stockholder value over a period of years and continues to grow in assets, net revenues, net income and market value.

         Mr. Scrushy's stewardship of the Company has led it to 42 consecutive profitable quarters since the second quarter of 1986, with steadily increasing earnings per share. The Company's assets increased by 15.0% from December 31, 1995, to December 31, 1996; its net revenues and income (excluding the effect of one-time charges in 1996 and 1996) rose 21.6% and 52.9%, respectively, in the same period; and its stock price increased by 32.6% over the same period.
According to a study by an independent analyst, the Company's market capitalization grew by 112.8% over that period, placing it in the 97th percentile among 173 public companies with market capitalizations between $5,000,000,000 and $10,000,000,000. Further, in the period since December 31, 1993, the Company, under Mr. Scrushy's leadership, has grown from the fourth-largest provider of rehabilitative healthcare services to the largest provider, and during 1995 and 1996 established itself as one of the largest providers of outpatient surgery services through a series of strategic acquisitions. During that same period, the Company has become the second-largest publicly-traded healthcare provider (by market capitalization) in the nation, has expanded its operations to 50 states, has been named to the S&P 500 and, most recently, was named by Business Week as the best-performing healthcare provider in the S&P 500. The Committee believes that Mr. Scrushy's leadership has been essential to the Company's success and growth. In view of these accomplishments, the Committee believes that it is important to ensure that, if Mr. Scrushy is successful in leading the Company to achieve the goals set by the Board of Directors, his compensation will be at a level commensurate with that of chief executive officers of similarly-situated public companies and that he will continue to have the opportunity to obtain a significant equity interest in the Company.

Section 162(m) of the Internal Revenue Code

         The Omnibus Budget Reconciliation Act of 1993 contains a provision under which a publicly-traded corporation is sometimes precluded from taking a federal income tax deduction for compensation in excess of $1,000,000 that is paid to the chief executive officer and the four other most highly-compensated executives of the corporation during a corporation's tax year. Compensation in excess of $1,000,000 continues to be deductible if that compensation is "performance based" within the meaning of that term under Section 162(m) of the Internal Revenue Code. Certain transition rules apply with respect to stock option plans which were approved prior to December 20, 1993, pursuant to Rule 16b-3(b) under the Exchange Act.

         The Company believes that its employee stock option plans meet the requirements of Section 162(m) as performance-based plans. The Committee and the Board of Directors have currently made a decision not to amend the Company's cash compensation programs to meet all requirements of Section 162(m) because such a decision would not be in the best interests of the Company's stockholders. The Committee believes that, in establishing bonus and incentive awards, certain subjective factors must be taken into account in particular cases, based upon the experienced judgment of the Committee members as well as on factors which may be objectively quantified. The preservation of tax deductibility of all compensation is an important consideration. However, the Committee believes that it is important that the Company retain the flexibility to reward superior effort and accomplishment even where all cash compensation may not be fully deductible. The Committee will continue to review the requirements for deductibility under Section 162(m) and will take such requirements into account in the future as it deems appropriate and in the best interests of the Company's stockholders. Approximately $10,410,484 of Mr. Scrushy's compensation paid with respect to 1996, as well as approximately $312,404 and $46,994 paid to James P. Bennett, President and Chief Operating
Officer of the Company, and Michael D. Martin, Executive Vice President and Chief Operating Officer of the Company, respectively, will not be deductible; however, the Company believes that all other compensation paid to executive officers will be fully deductible.

Conclusion

         The Committee believes that the levels and mix of compensation provided to the Company's executives during 1996 were appropriate and were instrumental in the achievement of the Company's goals for 1996. It is the intent of the Committee to ensure that the Company's compensation programs continue to motivate its executives and reward them for being responsive to the long-term interests of the Company and its stockholders.

         The foregoing report is submitted by the following Directors of the Company, constituting all of the members of the Committee of the Board of
Directors:

                                 C. Sage Givens
                                George H. Strong
                          Phillip C. Watkins, Chairman


                             PRINCIPAL STOCKHOLDERS



         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 17, 1997, (a) by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (b) by each of the Company's Directors and (c) by the Company's five most highly compensated executive officers and all executive officers and Directors as a group.

                                                                                                   PERCENTAGE
            NAME AND                                      NUMBER OF SHARES                             OF
        ADDRESS OF OWNER                               BENEFICIALLY OWNED (1)                     COMMON STOCK
        ----------------                               ----------------------                     ------------

Richard M. Scrushy                                         15,076,658  (2)                            4.51%
John S. Chamberlin                                            222,000  (3)                            *
C. Sage Givens                                                392,100  (4)                            *
Charles W. Newhall III                                        711,920  (5)                            *
George H. Strong                                              577,882  (6)                            *
Phillip C. Watkins, M.D.                                      797,854  (7)                            *
Aaron Beam, Jr.                                               323,620  (8)                            *
James P. Bennett                                            1,250,000  (9)                            *
Larry R. House                                                459,600  (10)                           *
Anthony J. Tanner                                           1,043,808  (11)                           *
Richard F. Celeste                                            260,000  (12)                           *
P. Daryl Brown                                              1,093,000  (13)                           *
Joel C. Gordon                                              3,660,668  (14)                           1.14%
Raymond J. Dunn, III                                        3,226,166  (15)                           1.01%
Michael D. Martin                                             457,008  (16)                           *
FMR Corp.                                                  38,509,640  (17)                          12.03%
    82 Devonshire Street
    Boston, Massachusetts  02109
Putnam Investments, Inc.                                   22,880,090  (18)                           7.15%
    One Post Office Square
    Boston, Massachusetts  02109
All Executive Officers and Directors as a Group            32,119,688  (19)                           9.33%
    (20 persons)

-------------------------
(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as otherwise indicated.

(2)    Includes  14,472,524  shares   subject to  currently   exercisable  stock
       options.

(3)    Includes 150,000 shares subject to currently exercisable stock options.

(4) Includes 2,100 shares owned by Ms. Givens's spouse and 390,000 shares subject to currently exercisable stock options.

(5) Includes 790 shares owned by members of Mr. Newhall's immediate family and 710,000 shares subject to currently exercisable stock options. Mr. Newhall disclaims beneficial ownership of the shares owned by his family members except to the extent of his pecuniary interest therein.

(6) Includes 103,662 shares owned by a trust of which Mr. Strong is a trustee and claims shared voting and investment power and 300,000 shares subject to currently exercisable stock options.

(7)    Includes 600,000 shares subject to currently exercisable stock options.

(8)    Includes 320,000 shares subject to currently exercisable stock options.

(9)    Includes 1,160,000 shares subject to currently exercisable stock options.

(10)   Includes 457,996 shares subject to currently exercisable stock options.

(11) Includes 72,000 shares held in trust by Mr. Tanner for his children and 910,000 shares subject to currently exercisable stock options.

(12)   All of the shares are subject to currently exercisable stock options.

(13)   Includes 1,035,000 shares subject to currently exercisable stock options.

(14) Includes 364,340 shares owned by his spouse, 144,988 shares owned by trusts of which he is a trustee and 384,520 shares subject to currently exercisable stock options.

(15)   Includes 50,000 shares subject to currently exercisable stock options.

(16)   Includes 455,000 shares subject to currently exercisable stock options.

(17) Shares held by various investment funds for which affiliates of FMR Corp. act as investment advisor. FMR Corp. or its affiliates claim sole power to vote 1,407,440 of the shares and sole power to dispose of all of the shares.

(18) Shares held by various investment funds for which affiliates of Putnam Investments, Inc. act as investment advisor. Putnam Investments, Inc. or its affiliates claim sole power to vote 2,070,760 of the shares and sole power to dispose of all of the shares.

(19) Includes 24,215,544 shares subject to currently exercisable stock options held by executive officers and Directors.

*  Less than 1%



                              CERTAIN TRANSACTIONS


         During 1996, the Company paid $12,906,000 for the purchase of new NCR computer equipment from GG Enterprises, a value-added reseller of computer equipment which is owned by Grace Scrushy, the mother of Richard M. Scrushy, Chairman of the Board and Chief Executive Officer of the Company, and Gerald P. Scrushy, Senior Vice President -- Physical Resources of the Company. Such purchases were made in the ordinary course of the Company's business. The price paid for this equipment was more favorable to the Company than that which could have been obtained from an independent third party seller.


         During 1996, the Company paid $429,247 to MedPartners, Inc., a publicly-traded physician practice management company, for management services rendered to certain physician practices owned by the Company. Richard M. Scrushy, Chairman of the Board and Chief Executive Officer of the Company, and Larry R. House, a Director of the Company, are directors of MedPartners, Inc. Mr. House also serves as Chairman of the Board, President and Chief Executive Officer of MedPartners, Inc., a position which has been his principal occupation since August 1993. At March 1, 1997, Mr. Scrushy beneficially owns approximately 0.48%, Mr. House beneficially owns approximately 0.71%, and the Company owns approximately 0.67% of the issued and outstanding Common Stock of MedPartners, Inc. The Company believes that the price paid for such services was no less favorable to the Company than that which could have been obtained from an independent third-party provider.

         In June 1994, the Company sold selected properties, including six ancillary hospital facilities, three outpatient rehabilitation facilities, two outpatient surgery centers, one uncompleted medical office building and one research facility to Capstone Capital Corporation ("Capstone"), a publicly-traded real estate investment trust. The net proceeds of the Company as a result of the transaction were approximately $58,425,000. The net book value of the properties was approximately $50,735,000. The Company leases back substantially all these properties from Capstone and guarantees the associated operating leases, payments under which aggregate approximately $6,900,000 annually. In addition, in 1995 Capstone acquired ownership of the Company's Erie, Pennsylvania inpatient rehabilitation facility, which had been leased by the Company from an unrelated lessor. The Company's annual lease payment under that lease is $1,700,000. In 1996 Capstone also acquired ownership of the Company's Altoona and Mechanicsburg, Pennsylvania inpatient rehabilitation facilities, which ha been leased y the Company from unrelated lessors. The Company's annual lease payments under such leases aggregate $2,818,000. Richard
M. Scrushy, Chairman of the Board and Chief Executive Officer of the Company, and Michael D. Martin, Executive Vice President and Treasurer of the Company, were among the founders of Capstone and serve on its Board of Directors. At March 1, 1997, Mr. Scrushy owned approximately 2.9% of the issued and outstanding capital stock of Capstone, and Mr. Martin owned approximately 0.8% of the issued and outstanding capital stock of Capstone. In addition, the Company owned approximately 0.8% of the issued and outstanding capital stock of Capstone at March 1, 1997. The Company believes that all transactions involving Capstone were effected on terms no less favorable than those which could have been obtained in transactions with independent third parties.

         In order to enhance equity ownership by senior management, the Company has adopted a program of making loans to officers holding the position of Group Vice President and above to facilitate the exercise of stock options held by such persons. See "Executive Compensation -- Executive Loans".

         At various times, the Company has made loans to executive officers to assist them in meeting financial obligations at certain times when they were requested by the Company to refrain from selling Common Stock in the open market. At January 1, 1996, loans in the following original principal amounts were outstanding: $460,000 to Larry R. House, a Director and a former executive officer, and $140,000 to William T. Owens, Senior Vice President and Controller. Outstanding principal balances at December 31, 1996 were $414,000 for Mr. House and $126,000 for Mr. Owens. In addition, during 1995, the Company made an additional loan of $350,000 to Mr. Owens and $500,000 to Aaron Beam, Jr., Executive Vice President and Chief Financial Officer of the Company, which loans were outstanding in full at December 31, 1996. Such loans bear interest at the rate of 1-1/4% per annum below the prime rate of AmSouth Bank of Alabama, Birmingham, Alabama, and are payable on demand.

                                RELATIONSHIP WITH
                         INDEPENDENT PUBLIC ACCOUNTANTS


         Ernst & Young LLP, Birmingham, Alabama, has been engaged by the Board of Directors of the Company as independent public accountants for the Company and its subsidiaries for the fiscal year 1996 and it is expected that such firm will serve in that capacity for the 1997 fiscal year. Management expects that a representative of Ernst & Young LLP will be present at the Annual Meeting to make a statement if he or she desires to do so and to be available to answer appropriate questions posed by stockholders.


                              FINANCIAL STATEMENTS


         The Company's audited financial statements for the fiscal year ended December 31, 1996, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other selected information are included in Appendix B to this Proxy Statement.


                                  OTHER MATTERS


         As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any business which will be presented for consideration at the Annual Meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER OF THE COMPANY WHOSE PROXY IS SOLICITED BY THE FOREGOING PROXY STATEMENT, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON ADDRESSED TO ANTHONY J. TANNER, SECRETARY, HEALTHSOUTH Corporation, ONE HEALTHSOUTH PARKWAY, BIRMINGHAM, ALABAMA 35243. SUCH A REQUEST FROM A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK MUST CONTAIN A GOOD-FAITH REPRESENTATION BY SUCH PERSON THAT, AS OF MARCH 27, 1997, HE WAS A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK.

         Please SIGN and RETURN the enclosed Proxy promptly.

                                       By Order of the Board of Directors:



                                       ANTHONY J. TANNER
                                       Secretary
April 1, 1997

                                                                      APPENDIX A

                             HEALTHSOUTH CORPORATION

                             1997 STOCK OPTION PLAN


         1. PURPOSE OF THE PLAN. The purpose of the 1997 Stock Option Plan (hereinafter called the "Plan") of HEALTHSOUTH Corporation, a Delaware corporation (hereinafter called the "Corporation"), is to provide incentive for future endeavor and to advance the interests of the Corporation and its stockholders by encouraging ownership of the Common Stock, par value $.01 per share (hereinafter called the "Common Stock"), of the Corporation by its Directors, executives and other key employees, upon whose judgment, interest and continuing special efforts the Corporation is largely dependent for the successful conduct of its operations, and to enable the Corporation to compete effectively with other enterprises for the services of such new Directors, executives and employees as may be needed for the continued improvement of the Corporation's business, through the grant of options to purchase shares of the Common Stock. It is intended that certain Options issued under the Plan and so designated pursuant to Section 6(c) hereof by the Committee (as defined in Section 5 hereof) shall qualify as "incentive stock options" (hereinafter called "ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended from time to time (hereinafter called the "Code"), and, where applicable, the terms of the Plan shall be interpreted in accordance with such intention. Other Options may be issued under the Plan and designated by the Committee as non-qualified stock options (hereinafter called "NQSOs"). Any Option issued under the Plan and not expressly designated as an ISO shall be conclusively deemed to be an NQSO.

         2. PARTICIPANTS. Options may be granted under the Plan to Directors of the Corporation and to such executives and key employees of the Corporation and its subsidiaries as shall be determined by the Committee appointed by the Board of Directors as set forth in Section 5 of the Plan; provided, however, that no Option may be granted to any person if such grant would cause the Plan to cease to be an "employee benefit plan" as defined in Rule 405 of Regulation C promulgated under the Securities Act of 1933; and provided further that no ISO may be granted to any person ineligible to be granted ISOs under Section 422(b) of the Code.

         3. TERM OF THE PLAN. The Plan shall become effective as of May 1, 1997, subject to the approval by the holders of a majority of the shares of issued and outstanding Common Stock of the Corporation at the 1997 Annual Meeting of Stockholders of the Corporation. The Plan shall terminate on the earliest of (a) April 30, 2007, (b) such time as all shares of Common Stock reserved for issuance under the Plan have been acquired through the exercise of Options granted under the Plan, or (c) such earlier time as the Board of Directors of the Corporation may determine. Any Option outstanding under the Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of the Plan. No Option shall be granted under the Plan after April 30, 2007.

         4. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13, the aggregate number of shares of Common Stock for which Options may be granted under the Plan shall not exceed 5,000,000 shares, and the maximum number of shares of Common Stock for which any individual may be granted Options under the Plan during any calendar year is 1,000,000. If, on or prior to the termination of the Plan as provided in Section 3, an Option granted under the Plan shall have expired or terminated for any reason without having been exercised in full, the unpurchased shares covered thereby shall again become available for the grant of Options under the Plan. Shares covered by Options surrendered in connection with the exercise of other Options pursuant to Section 9(e) shall be deemed, for purposes of this Section 4, to have been exercised, and such shares shall not again become available for the grant of Options under the Plan.

         The shares to be delivered upon exercise of Options under the Plan shall be made available, at the discretion of the Board of Directors, either from authorized but previously unissued shares as permitted by the Certificate of Incorporation of the Corporation or from shares re-acquired by the Corporation, including shares of Common Stock purchased in the open market, and shares held in the treasury of the Corporation.

         5. ADMINISTRATION OF THE PLAN. With respect to the participation of executives and key employees of the Corporation and its subsidiaries who are not also Directors of the Corporation, the Plan shall be administered by the Audit and Compensation Committee of the Board of Directors of the Corporation (hereinafter called the "Committee"). The acts of a majority of the Committee, at any meeting thereof at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Committee shall determine the executives and key employees of the Corporation and its subsidiaries who shall be granted Options and the number of shares of Common Stock to be subject to each Option.

         With respect to the participation of non-employee Directors of the Corporation, each non-employee Director shall receive, as an annual grant, an NQSO to purchase 25,000 shares of Common Stock on the date of approval of the Plan by the stockholders of the Corporation and in each year thereafter, such Option to be granted as of the first business day in January of each calendar year, commencing with January 1998. The purchase price of the shares of Common Stock covered by each such NQSO granted to a non-employee Director shall be 100% of the fair market value (but in no event less than the par value) of such shares at the time the Option is granted, determined in accordance with Section 7(c) hereof. Grants to any non-employee Director shall be in lieu of any grants under other stock option plans of the Corporation.

         The interpretation and construction of any provision of the Plan or of any Option granted under it by the Committee shall be final, conclusive and binding upon all parties, including the Corporation, its stockholders and Directors, and the executives and employees of the Corporation and its subsidiaries. No member of the Board of Directors or the Committee shall be liable to the Corporation, any stockholder, any optionholder or any employee of the Corporation or its subsidiaries for any action or determination made in good faith with respect to the Plan or any Option granted under it. No member of the Board of Directors may vote on any Option to be granted to him.

         The  expenses  of  administering   the  Plan  shall  be  borne  by  the
Corporation.

         6. GRANT OF OPTIONS. (a) Options may be granted under the Plan by the Committee in accordance with the provisions of Section 5 at any time prior to the termination of the Plan. In making any determination as to Directors, executives and key employees to whom Options shall be granted and as to the number of shares to be covered by such Options, the Committee shall take into account the duties of the respective Directors, executives and key employees, their present and potential contribution to the success of the Corporation, and such other factors as the Committee shall deem relevant in connection with the accomplishment of the purposes of the Plan.

                  (b) Each Option granted under the Plan shall be granted pursuant to and subject to the terms and conditions of a stock option agreement to be entered into between the Corporation and the optionholder at the time of such grant. Each such stock option agreement shall be in a form from time-to-time adopted for use under the Plan by the Committee (such form being hereinafter called a "Stock Option Agreement"). Any such Stock Option Agreement shall incorporate by reference all of the terms and provisions of the Plan as in effect at the time of grant and may contain such other terms and provisions as shall be approved and adopted by the Committee.

                  (c) At the time of the grant of each Option under this Plan, the Committee shall determine whether such Option is to be designated as an ISO. If an Option is to be designated as an ISO, then the provisions of Sections 6(d), 7(b) and 8(b) shall apply to such Options. The Stock Option Agreement relating to the grant of any option designated as an ISO shall reflect such designation.

                  (d) Notwithstanding any contrary provision contained in this Agreement, the aggregate fair market value (determined as of the time each ISO is granted) of the shares of Common Stock with respect to which ISOs issued to any one person hereunder are exercisable for the first time during any calendar year shall not exceed $100,000.

         7. OPTION PRICE. (a) The purchase price of the shares of Common Stock covered by each Option granted under the Plan shall be at least 100% of the fair market value (but in no event less than the par value) of such shares at the time the Option is granted, or such higher purchase price as shall be determined by the Committee.

                  (b)   Notwithstanding  any  contrary  provision  contained  in
Section 7(a) hereof, no Option granted to any person who, at the time of such grant, owns, taking into account the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of the Corporation's stock or of the stock of any of its corporate subsidiaries, may be designated as an ISO unless at the time of such grant the purchase price of the shares of Common Stock covered by such Option is at least 110% of the fair market value (but in no event less than the par value) of such shares.

                  (c) If the Common Stock is not listed upon a national securities exchange or exchanges, such fair market value shall be as determined by the Board of Directors of the Corporation (which determination shall be conclusive and binding for all purposes) or, if applicable, shall be deemed to be the last reported sale price for the Common Stock as quoted by brokers and dealers trading in the Common Stock in the over-the-counter market (or if the Common Stock shall be quoted by the National Association of Securities Dealers Automated Quotation system, then such NASDAQ quote) immediately prior to the commencement of the meeting of the Committee at which the Option is granted. If the Common Stock is listed upon a national securities exchange or exchanges, such fair market value shall be deemed to be the last reported sale price at which the shares of Common Stock were traded on such securities exchange or exchanges immediately prior to the commencement of the meeting of the Committee at which the Option is granted, or if no sale of the Common Stock was made on any national securities exchange on such date, then the closing price per share of the Common Stock on such securities exchange or exchanges on the next preceding day on which there was a sale of the Common Stock.

                  (d) The exercise price of any outstanding Options shall not be reduced during the term of such Options except by reason of an adjustment pursuant to Section 13 hereof, nor shall the

Committee or the Board of Directors cancel outstanding Options and reissue new Options at a lower exercise price in substitution for the canceled Options.

         8. TERM OF OPTIONS. (a) The expiration date of an Option granted under the Plan shall be as determined by the Committee at the time of grant, provided that each such Option shall expire not more than ten years after the date such Option was granted.

                  (b)   Notwithstanding  any  contrary  provision  contained  in
Section 8(a) hereof, no Option granted to any person who, at the time of such grant, owns, taking into account the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of the Corporation's stock or of the stock of any of its corporate subsidiaries, may be designated as an ISO unless by its terms each such Option shall expire not more than five years after the date such Option was granted.

         9. EXERCISE OF OPTIONS. (a) Each Option shall become exercisable in whole or in part or in installments at such time or times as the Committee may prescribe at the time the Option is granted and specify in the Stock Option Agreement. No Option shall be exercisable after the expiration of ten years from the date on which it was granted.

                  (b) Notwithstanding any contrary provision contained herein, unless otherwise expressly provided in the Stock Option Agreement, any Option granted hereunder which is, by its terms, exercisable in installments shall become immediately exercisable in full upon the occurrence of a Change in Control of the Corporation. For purposes of this Section 9(b), "Change in Control" shall mean

                  (i) the acquisition (other than from the Company) by any person, entity or "group" (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, but excluding, for this purpose, the Corporation or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 25% or more of either the then-outstanding shares of Common Stock or the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of Directors; or

                  (ii) individuals who, as of May 1, 1997, constitute the Board of Directors of the Corporation (as of such date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any person becoming a Director subsequent to such date whose election, or nomination for election, was approved by a vote of at least a majority of the Directors then constituting the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors of the Company) shall be, for purposes of this Section 9(b)(ii), considered as though such person were a member of the Incumbent Board; or

                  (iii) approval by the stockholders of the Company of a reorganization, merger, consolidation or share exchange, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger, consolidation or share exchange do not, immediately thereafter, own more than 75% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving entity's then-outstanding voting securities, or a liquidation or dissolution of the Corporation or the sale of all or substantially all of the assets of the Corporation.

                  (c) Options may be exercised by giving written notice to the Corporation of intention to exercise, specifying the number of shares to be purchased pursuant to such exercise in accordance with the procedures set forth in the Stock Option Agreement. All shares purchased upon exercise of any Option shall be paid for in full at the time of purchase in accordance with the procedures set forth in the Stock Option Agreement. Except as provided in Sections 9(d) and 9(e) hereof, such payment shall be made in cash or through delivery of shares of Common Stock or a combination of cash and Common Stock as provided in the Stock Option Agreement. Any shares so delivered shall be valued at their fair market value determined as of the date of exercise of the Option under the method set forth in Section 7(c) hereof.

                  (d) Payment for shares purchased upon exercise of any such Option may be made by delivery to the Corporation of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation an amount of sale or loan proceeds sufficient to pay the exercise price. Additionally, the Corporation will accept, in payment for shares purchased upon exercise of any such Option, proceeds of a margin loan obtained by the exercising optionholder from a broker, provided that the exercising optionholder has, at the same time as delivery to the Corporation of a properly executed exercise notice, delivered to the Corporation irrevocable instructions to the Corporation to deliver share certificates directly to such broker upon payment for such shares.

                  (e) With respect to Directors and officers of the Corporation who are subject to reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, payment for shares purchased upon exercise of any Option granted hereunder may be made by surrender of outstanding Options issued under this Plan or any other stock option plan of the Corporation having a Spread (as defined below) equal to the exercise price of the Options sought to be exercised. For purposes of this Section 9(e), the "Spread" with respect to any unexercised Option shall be equal to (i) the average price per share of Common Stock on the date of exercise, as determined by the Corporation from any commercially available reporting service reflecting trading of the Common Stock on a national securities exchange, on the National Association of Securities Dealers Automated Quotation System, or in the over the counter market, as applicable, less (ii) the exercise price of the surrender of the Option. All Options so surrendered will be deemed to have been exercised by the optionholder. Such surrender shall be evidenced in a form satisfactory to the Secretary of the Corporation.

         10. NONTRANSFERABILITY OF OPTIONS. (a) Options granted under the Plan shall be assignable or transferable only by will or pursuant to the laws of descent and distribution and shall be exercisable during the optionholder's lifetime only by him, except to the extent set forth in the following paragraphs.

                  (b) Upon written notice to the Secretary of the Corporation, an optionholder may, except as otherwise prohibited by applicable law, transfer options granted under the Plan to one or more members of such optionholder's immediate family, to a partnership consisting only of members of such optionholder's immediate family, or to a trust all of whose beneficiaries are members of the optionholder's immediate family. For purposes of this section, an optionholder's "immediate family" shall be deemed to include such optionholder's spouse, children and grandchildren only.

                  (c) Upon written notice to the Secretary of the Corporation, an optionholder may transfer options to a charitable, educational or religious entity which has been determined by the United States Internal Revenue Service to be exempt from federal income taxation under the provisions of Section 501(c) of the Internal Revenue Code of 1986, as amended, or any successor statutory provision.

         11. STOCKHOLDER RIGHTS OF OPTIONHOLDER. No holder of any Option shall have any rights to dividends or other rights of a stockholder with respect to shares subject to an Option prior to the purchase of such shares upon exercise of the Option.

         12. TERMINATION OF OPTION. With respect to any Option which, by its terms, is not exercisable for one year from the date on which it is granted, if an optionholder's employment by, or other relationship with, the Corporation or any of its subsidiaries terminates within one year after the date an unexercised Option containing such terms is granted under the Plan for any reason other than death, the Option shall terminate on the date of termination of such employment or other relationship. With respect to all Options granted under the Plan, if an optionholder's employment by, or other relationship with, the Corporation is terminated by reason of his death, the Option shall terminate one year after the date of death, unless the Option otherwise expires. If an optionholder's employment by, or other relationship with, the Corporation terminates for any reason other than as set forth above in this Section 12, the Option shall terminate three months after the date of termination of such employment or other relationship unless the Option earlier expires, provided that (a) if the optionholder dies within such three-month period, the Option shall terminate one year after the date of his death unless the Option earlier expires; (b) the Board of Directors may, at any time prior to any termination of such employment or other relationship under the circumstances covered by this Section 12, determine in its discretion that the Option shall terminate on the date of termination of such employment or other relationship with the Corporation; and
(c) the exercise of any Option after termination of such employment or other relationship with the Corporation shall be subject to satisfaction of the conditions precedent that the optionholder refrain from engaging, directly or indirectly, in any activity which is competitive with any activity of the Corporation or any subsidiary thereof and from otherwise acting, either prior to or after termination of such employment or other relationship, in any manner inimical or in any way contrary to the best interests of the Corporation and that the optionholder furnish to the Corporation such information with respect to the satisfaction of the foregoing condition precedent as the Board of Directors shall reasonably request. For purposes of this Section 12, a "relationship with the Corporation" shall be limited to any relationship that does not cause the Plan to cease to be an "employee benefit plan" as defined in Rule 405 of Regulation C under the Securities Act of 1933. The mere ownership of stock in the Corporation shall not be deemed to be a "relationship with the Corporation".

         Nothing in the Plan or in the Stock Option Agreement shall confer upon any optionholder the right to continue in the employ of the Corporation or any of its subsidiaries or in any other relationship thereto or interfere in any way with the right of the Corporation to terminate such employment or other relationship at any time.

         A holder of an Option under the Plan may make written designation of a beneficiary on forms prescribed by and filed with the Secretary of the Corporation. Such beneficiary, or if no such designation of any beneficiary has been made, the legal representative of such optionholder or such other person entitled thereto as determined by a court of competent jurisdiction, may exercise, in accordance with and subject to the provisions of this Section 12, any unterminated and unexpired Option granted to such optionholder to the same extent that the optionholder himself could have exercised such Option were he alive or able; provided, however, that no Option granted under the Plan shall be exercisable for more shares than the optionholder could have purchased thereunder on the date his employment by, or other relationship with, the Corporation and its subsidiaries was terminated.

         13. ADJUSTMENT OF AND CHANGES IN CAPITALIZATION. In the event that the outstanding shares of Common Stock shall be changed in number or class by reason of split-ups, combinations, mergers, consolidations or recapitalizations, or by reason of stock dividends, the number or class of shares which thereafter may be purchased through exercise of Options granted under the Plan, both in the aggregate and as to any individual, and the number and class of shares then subject to Options theretofore granted and the price per share payable upon exercise of such Option shall be adjusted so as to reflect such change, all as determined by the Board of Directors of the Corporation. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, then if the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option theretofore granted or which may be granted under the Plan, such adjustment shall be made in accordance with such determination.

         Notice of any adjustment shall be given by the Corporation to each holder of an Option which shall have been so adjusted and such adjustment
(whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

         Fractional shares resulting from any adjustment in Options pursuant to this Section 13 may be settled in cash or otherwise as the Board of Directors may determine.

         14. SECURITIES ACTS REQUIREMENTS. No Option granted pursuant to the Plan shall be exercisable in whole or in part, and the Corporation shall not be obligated to sell any shares of Common Stock subject to any such Option, if such exercise and sale would, in the opinion of counsel for the Corporation, violate the Securities Act of 1933 or other Federal or state statutes having similar requirements, as they may be in effect at that time. Each Option shall be subject to the further requirement that, at any time that the Board of Directors or the Committee, as the case may be, shall determine, in their respective discretion, that the listing, registration or qualification of the shares of Common Stock subject to such Option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors or the Committee, as the case may be.

         As a condition to the issuance of any shares upon exercise of an Option under the Plan, the Board of Directors or the Committee, as the case may be, may require the optionholder to furnish a written representation that he is acquiring the shares for investment and not with a view to distribution of the shares to the public and a written agreement restricting the transferability of the shares solely to the Corporation, and may affix a restrictive legend or legends on the face of the certificate representing such shares. Such representation, agreement and/or legend shall be required only in cases where in the opinion of the Board of Directors or the Committee, as the case may be, and counsel for the Corporation, it is necessary to enable the Corporation to comply with the provisions of the Securities Act of 1933 or other Federal or state statutes having similar requirements, and any stockholder who gives such representation and agreement shall be released from it and the legend removed at such time as the shares to which they applied are registered or qualified pursuant to the Securities Act of 1933 or other Federal or state statutes having similar requirements, or at such other time as, in the opinion of the Board of Directors or the Committee, as the case may be, and counsel for the Corporation, the representation and agreement and legend cease to be necessary to enable the Corporation to comply with the provisions of the Securities Act of 1933 or other Federal or state statutes having similar requirements.

         15. AMENDMENT OF THE PLAN. The Plan may, at any time or from time to time, be terminated, modified or amended by the stockholders of the Corporation by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation's Common Stock entitled to vote. The Board of Directors of the Corporation may, insofar as permitted by law, from time to time with respect to any shares of Common Stock at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that, without approval of the stockholders of the Corporation, no such revision or amendment shall increase the number of shares subject to the Plan, decrease the price at which the Options may be granted, permit exercise of Options unless full payment is made at the time of exercise (except as so provided in Section 9 hereof), extend the period during which Options may be exercised, or change the provisions relating to adjustment to be made upon changes in capitalization.

         16. CHANGES IN LAW. Subject to the provisions of Section 15, the Board of Directors shall have the power to amend the Plan and any outstanding Options granted thereunder in such respects as the Board of Directors shall, in its sole discretion, deem advisable in order to incorporate in the Plan or any such Option any new provision or change designed to comply with or take advantage of requirements or provisions of the Code or any other statute, or Rules or Regulations of the Internal Revenue Service or any other Federal or state governmental agency enacted or promulgated after the adoption of the Plan.

         17. LEGAL MATTERS. Every right of action by or on behalf of the Corporation or by any stockholder against any past, present or future member of the Board of Directors, officer or employee of the Corporation arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought and irrespective of the place of residence of any such Director, officer or employee, cease and be barred by the expiration of three years from whichever is the later of (a) the date of the act or omission in respect of which such right of action arises, or (b) the first date upon which there has been made generally available to stockholders an annual report of the Corporation and a proxy statement for the Annual Meeting of Stockholders following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the aggregate number of shares for which Options were granted; and any and all right of action by any employee or executive of the Corporation (past, present or future) against the Corporation arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

         This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of Delaware, applied without giving effect to any conflicts-of-law principles, and construed accordingly.

                                                                      APPENDIX B


         NOTE: This Appendix A, together with the foregoing Proxy Statement, contains the information required to be provided in the Company's annual report to security holders pursuant to the Rules and Regulations of the Securities and Exchange Commission. The Company's 1996 Annual Report to Stockholders, which provides additional information concerning the Company and its performance in 1995, is also included in this mailing.


                                TABLE OF CONTENTS

                                                                         Page
                                                                        Number
                                                                        ------

Business..............................................................   B-2
Selected Financial Data...............................................   B-2
Quarterly Results.....................................................   B-2
Directors and Executive Officers......................................   B-4
Management's Discussion and Analysis of Financial Condition
    and Results of Operations.........................................   B-7
Audited Consolidated Financial Statements of
    HEALTHSOUTH Corporation and Subsidiaries
    Report of Independent Auditors....................................   B-15
    Consolidated Balance Sheets.......................................   B-
    Consolidated Statements of Income.................................   B-
    Consolidated Statements of Stockholders' Equity...................   B-
    Consolidated Statements of Cash Flows.............................   B-
    Notes to Consolidated Financial Statements........................   B-
Market for the Company's Common Equity and Related Stockholders
    Matters...........................................................   B-
Changes in and Disagreements with Accountants on Accounting
    and Financial Disclosure..........................................   B-

                                    BUSINESS


         HEALTHSOUTH Corporation ("HEALTHSOUTH" or the "Company) is the nation's largest provider of outpatient and rehabilitative healthcare services. The Company provides these services through its national network of outpatient and inpatient rehabilitation facilities, outpatient surgery centers, diagnostic centers, occupational medicine centers, medical centers and other healthcare facilities. The Company believes that it provides patients, physicians and payors with high-quality healthcare services at significantly lower costs than traditional inpatient hospitals. Additionally, the Company's national network, reputation for quality and focus on outcomes has enabled it to secure contracts with national and regional managed care payors. At March 15, 1997, the Company had over 1,100 patient care locations in 50 states and the United Kingdom.


                             SELECTED FINANCIAL DATA

                               [To be completed]


                          QUARTERLY RESULTS (UNAUDITED)


                               EXECUTIVE OFFICERS


         The following table sets forth certain information with respect to the Company's executive officers:

                                                                ALL POSITIONS                       AN OFFICER
            NAME                      AGE                     WITH THE COMPANY                         SINCE
            ----                      ---                     ----------------                         -----

Richard M. Scrushy                    44                    Chairman of the Board                      1984
                                                       and Chief Executive Officer and
                                                                   Director

James P. Bennett                      39            President and Chief Operating Officer              1991
                                                                 and Director

Aaron Beam, Jr.                       51             Executive Vice President and Chief                1984
                                                       Financial Officer and Director

Anthony J. Tanner                     38          Executive Vice President-- Administration            1984
                                                        and Secretary and Director

Michael D. Martin                     36                 Executive Vice President--                    1989
                                                           Finance and Treasurer

Thomas W. Carman                      45                 Executive Vice President--                    1985
                                                            Corporate Development

P. Daryl Brown                        42                   President-- HEALTHSOUTH                     1986
                                                        Outpatient Centers and Director

Robert E. Thomson                     49                   President-- HEALTHSOUTH                     1987
                                                            Inpatient Operations

                                      B - 2





Russell H. Maddox                     56                   President-- HEALTHSOUTH                     1995
                                                                Imaging Centers

William T. Owens                      38                  Senior Vice President--                      1986
                                                           Finance and Controller

William W. Horton                     37                    Senior Vice President                      1994
                                                            and Corporate Counsel
                                                           and Assistant Secretary

         Richard M. Scrushy, one of the Company's management founders, has served as Chairman of the Board and Chief Executive Officer of the Company since 1984, and also served as President of the Company from 1984 until March 1995. From 1979 to 1984, Mr. Scrushy was with Lifemark Corporation, a publicly-owned healthcare corporation, serving in various operational and management positions. Mr. Scrushy is also a Director of MedPartners, Inc., a publicly-traded physician practice management company, and Chairman of the Board of Capstone Capital, Inc., a publicly-traded real estate investment trust. He also serves on the Boards of Directors of several privately-held healthcare corporations.

         James P. Bennett joined the Company in May 1991 as Director of Inpatient Operations, was promoted to Group Vice President -- Inpatient
Rehabilitation Operations in September 1991, again to President and Chief Operating Officer -- HEALTHSOUTH Rehabilitation Hospitals in June 1992, to President -- HEALTHSOUTH Inpatient Operations in February 1993, and to President and Chief Operating Officer of the Company in March 1995. Mr. Bennett was elected a Director in February 1993. From August 1987 to May 1991, Mr. Bennett was employed by Russ Pharmaceuticals, Inc.,

         Aaron Beam, Jr., C.P.A., a management founder, serves as Executive Vice President and Chief Financial Officer of the Company and was elected a Director in February 1993. From 1980 to 1984, Mr. Beam was employed by Lifemark Corporation in several financial and operational management positions for the Shared Services Division, including Division Controller. Mr. Beam is a Director of Ramsey Healthcare, Inc., a publicly-traded healthcare corporation. Birmingham, Alabama, as Vice President -- Operations, Chief Financial Officer, Secretary and Director. Mr. Bennett served as Certified Public Accountant on the audit staff of the Birmingham, Alabama office of Ernst & Whinney (now Ernst & Young LLP) from October 1980 to August 1987.

         Anthony J. Tanner, Sc.D., a management founder, serves as Executive Vice President -- Administration and Secretary of the Company and was elected a Director in February 1993. From 1980 to 1984, Mr. Tanner was with Lifemark
Corporation in the Shared Services Division as Director, Clinical and Professional Programs (1982-1984) and Director, Quality Assurance and Education (1980-1982), where he was responsible for the development of clinical programs and marketing programs.

         Michael D. Martin joined the Company in October 1989 as Vice President and Treasurer, and was named Senior Vice President -- Finance and Treasurer in February 1994 and Executive Vice President -- Finance and Treasurer in May 1996. From 1983 through September 1989, Mr. Martin specialized in healthcare lending with AmSouth Bank N.A., Birmingham, Alabama, where he was a Vice President immediately prior to joining the Company. Mr. Martin serves as a Director of Capstone Capital, Inc.

         Thomas W. Carman joined the Company in 1985 as Regional Director -- Corporate Development, and now serves as Executive Vice President -- Corporate Development. From 1983 to 1985, Mr. Carman was Director of development for Medical Care International. From 1981 to 1983, Mr. Carman was Assistant Administrator at the Children's Hospital of Birmingham, Alabama.

         P. Daryl Brown joined the Company in April 1986 and served until June 1992 as Group Vice President -- Outpatient Operations. He became President -- HEALTHSOUTH Outpatient Centers in June 1992, and was elected as a Director in March 1995. From 1977 to 1986, Mr. Brown served with the American Red Cross, Alabama Region, in several positions, including Chief Operating Officer, Administrative Director for Financing and Administration and Controller.

         Robert E. Thomson joined the Company in August 1985 as Administrator of its Florence, South Carolina inpatient rehabilitation facility, and subsequently served as Regional Vice President -- Inpatient Operations, Vice President -- Inpatient Operations, Group Vice President -- Inpatient Operations, and Senior Vice President -- Inpatient Operations. Mr. Thomson was named President -- HEALTHSOUTH Inpatient Operations in February 1996.

         Russell H. Maddox became President -- HEALTHSOUTH Imaging Centers in January 1996. He served as President -- HEALTHSOUTH Surgery & Imaging Centers from June 1995 through January 1996. From January 1992 until May 1995, Mr. Maddox served as Chairman of the Board, President and Chief Executive Officer of Diagnostic Health Corporation, an outpatient diagnostic imaging company which became a wholly-owned subsidiary of the Company in 1996. Mr. Maddox was founder and President of Russ Pharmaceuticals, Inc., located in Birmingham, Alabama. In March 1989 Russ Pharmaceuticals was acquired by Ethyl Corporation of Richmond, Virginia.

         William T. Owens, C.P.A., joined the Company in March 1986 as Controller and was appointed Vice President and Controller in December 1986. He was appointed Group Vice President -- Finance and Controller in June 1992 and became Senior Vice President -- Finance and Controller in February 1994. Prior to joining the Company, Mr. Owens served as a Certified Public Accountant on the audit staff of the Birmingham, Alabama office of Ernst & Whinney (now Ernst & Young LLP) from 1981 to 1986.

         William W. Horton joined the Company in July 1994 as Group Vice President -- Legal Services and was named Senior Vice President and Corporate Counsel in May 1996. From August 1986 through June 1994, Mr. Horton practiced corporate, securities and healthcare law with the Birmingham, Alabama-based firm of Haskell Slaughter Young & Johnson, Professional Association, where he served as Chairman of the Healthcare Practice Group.

         See "Election of Directors" in the Proxy Statement to which this Appendix A is attached for identification of the Directors of the Company.

                           MANAGEMENT'S DISCUSSION AND
                         ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

                                [to be completed]

                    [AUDITED CONSOLIDATED STATEMENTS TO COME]

                         MARKET FOR REGISTRANT'S COMMON
                     EQUITY AND RELATED STOCKHOLDERS MATTERS


         The Company's Common Stock is listed for trading on the New York Stock Exchange (Symbol: HRC). The following table sets forth for the fiscal periods indicated the high and low reported sale prices for the Company's Common Stock as reported on the NYSE Composite Transactions Tape. All prices shown have been adjusted for a two-for-one stock split effected in the form of a 100% stock dividend paid on April 17, 1995 and a two-for-one stock split effected in the form of a 100% stock dividend paid on March 17, 1997.

                                                                 REPORTED
                                                                SALE PRICE
                                                        ------------------------
                                                          HIGH             LOW
                                                          ----             ---
    1995

    First Quarter.....................................  $  10.22        $  9.03
    Second Quarter....................................     10.82           8.16
    Third Quarter.....................................     12.88           8.63
    Fourth Quarter....................................     16.19          11.25

    1996

    First Quarter.....................................  $  19.07        $ 13.50
    Second Quarter....................................     19.32          16.16
    Third Quarter.....................................     19.32          14.25
    Fourth Quarter....................................     19.88          17.57

                            -------------------------

         The closing price for the Common Stock on the New York Stock Exchange on March____, 1997, was $__________.

         There were approximately 3,671 holders of record of the Common Stock as of March 17, 1997, excluding those shares held by depository companies for certain beneficial owners.

         The Company has never paid cash dividends on its Common Stock (although certain of the companies acquired by the Company in poolings-of-interests transactions had paid dividends prior to such acquisitions) and does not anticipate the payment of cash dividends in the foreseeable future. The Company currently anticipates that any future earnings will be retained to finance the Company's operations.

RECENT SALES OF UNREGISTERED SECURITIES

         During the fourth quarter of 1996, the Company issued 52,584 shares of its Common Stock in a transaction not registered under the Securities Act of 1933, as amended. Such shares were issued as of November 14, 1996, to five individuals who were shareholders of a corporation acquired by the Company in a merger transaction. Such shares were issued to such individuals in exchange for all the issued and outstanding capital stock of the acquired company. The Company issued such shares of its Common Stock in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended, inasmuch as the issuance of such shares did not involve any public offering.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE


         The Company has not changed independent accountants within the 24 months prior to December 31, 1996.



















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